UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

FormFactor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7005 Southfront Road
Livermore, California 94551
May 26, 2017, 3:00 p.m., Pacific Daylight Time
2017 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 26, 2017 at 3:00 p.m., Pacific Daylight Time.
The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials. These proxy materials were first sent on or about April 10, 2017 to stockholders entitled to vote at the Annual Meeting.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.
We thank you for your continued support. We look forward to seeing you at our 2017 Annual Meeting of Stockholders.
With best regards,

Michael D. Slessor
Chief Executive Officer

Livermore, California
April 10, 2017

7005 Southfront Road
Livermore, California 94551

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 26, 2017
At 3:00 p.m., Pacific Daylight Time
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 26, 2017, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

1.
Election of three Class II directors to our Board of Directors, each to serve on our Board of Directors for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are:

Raymond A. Link,
Michael D. Slessor, and
Thomas St. Dennis;

2.	Advisory approval of the company's executive compensation;
3. Advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation;

4.	Ratification of the selection of KPMG LLP as FormFactor's independent registered public accounting firm for fiscal year 2017;
5. Approval of an amendment and restatement of the company’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 6,000,000 shares; and

6.	Action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement for the 2017 Annual Meeting of Stockholders accompanying this Notice.
The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournment or postponement thereof, is March 30, 2017. A list of those stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during regular business hours at FormFactor's principal executive offices for ten days prior to the Annual Meeting.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.
On behalf of our Board of Directors, thank you for your participation in our 2017 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Jason Cohen Secretary
Livermore, California April 10, 2017

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. This Proxy Statement and our 2016 Annual Report on Form 10-K are available at http://viewproxy.com/formfactor/2017/. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 10, 2017, we mailed to stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the "Notice"). If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how to access and review all the important information contained in this Proxy Statement and in our 2016 Annual Report on Form 10-K (which we posted on the Internet on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS	7
Board of Directors	7
Qualification to Serve as Director	9
Board Leadership Structure	9
Board's Role in Risk Oversight	9
Corporate Governance Guidelines	10
Director Education	10
Codes of Ethics	11
Stock Ownership Guidelines	11
Independence of Directors	11
Board Meetings	11
Committees of the Board of Directors	12
Director Compensation	12
Compensation Committee Interlocks and Insider Participation	14
Consideration of Director Nominees	14
Corporate Codes and Policies	15
Stockholder Communications with our Board	15
Board Attendance at Annual Meetings	15
PROPOSAL NO. 2 ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION	16
PROPOSAL NO. 3 ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	17
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017	18
Principal Auditor Fees and Services	18
Pre-Approval of Audit and Non-Audit Services of Auditor	18
PROPOSAL NO.5 APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2012 EQUITY INCENTIVE PLAN BY 6,000,000 SHARES	20
Summary of Changes	20
About Our Request for Additional Shares	20
Plan Description	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	23
Beneficial Ownership of our Securities	23
Equity Compensation Plans	24
REPORT OF THE AUDIT COMMITTEE	26
COMPENSATION DISCUSSION AND ANALYSIS	27
Introduction	27
Executive Summary	27
Compensation Framework	28
Compensation Decisions	29
Compensation Components	30
Stock Ownership Guidelines	32

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_______________________________________________________________________________

The information in the Report of the Audit Committee and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be "soliciting material" or to be filed under those Acts.
Please note that information on FormFactor's website is not incorporated by reference in this Proxy Statement.

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7005 Southfront Road
Livermore, California 94551
_______________________________________________________________________________

PROXY STATEMENT
FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________________________________________________

GENERAL INFORMATION

QUESTIONS AND ANSWERS REGARDING PROXY MATERIALS
Q:    Why am I receiving FormFactor's proxy materials?

A:
Our Board of Directors has made FormFactor’s proxy materials available to you on the Internet on or about April 10, 2017 or, upon your request, has delivered a printed set of the proxy materials to you by mail in connection with the solicitation of proxies by our Board for our 2017 Annual Meeting of Stockholders. FormFactor’s proxy materials are available on the Internet at http://viewproxy.com/formfactor/2017/. We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 26, 2017, at 3:00 p.m., Pacific Daylight Savings Time.

Q:    What is included in the proxy materials?

A:
The proxy materials include our company's Notice of Annual Meeting of Stockholders, Proxy Statement and the 2016 Annual Report on Form 10-K, which includes our audited consolidated financial statements. If you requested a printed set of the proxy materials by mail, the proxy materials also included a proxy card for the Annual Meeting.

Q:    Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

A:
We mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners of our common stock on or about April 10, 2017 to notify you that you can access the proxy materials over the Internet. Instructions for accessing the proxy materials through the Internet are set forth in the Notice of Internet Availability of Proxy Materials. As we did last year for our 2016 Annual Meeting of Stockholders, we sent the Notice instead of mailing a printed set of the proxy materials in accordance with the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission. If you wish to receive a printed set of the proxy materials, please follow the instructions set forth on the Notice of Internet Availability of Proxy Materials.

Q:    How can I get electronic access to the proxy materials?

A:
The Notice of Internet Availability of Proxy Materials contains instructions on how to review our company's proxy materials on the Internet and instruct us to send future proxy materials to you by e-mail. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it in writing.

Q:    What is “householding” and how does it affect me?

A:
The proxy rules of the U.S. Securities and Exchange Commission permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure, known as “householding,” reduces the amount of duplicate information that stockholders receive and lowers our printing and mailing costs.

Only one Notice of Internet Availability of Proxy Materials may have been delivered to your address if multiple stockholders share that address unless if we have received contrary instructions from you. Stockholders who wish to opt out of this procedure and receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or stockholders who are receiving multiple copies and would like to receive only one copy, should contact their bank, broker or other nominee or us at the address, e-mail address or phone number below.
We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting if you send your request by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, by e-mail at corporatesecretary@formfactor.com or by phone at (925) 290-4000.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
Q:    Where will the Annual Meeting be held?

A:	We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 26, 2017, at 3:00 p.m., Pacific Daylight Savings Time.
From San Francisco, California, take I-80 East, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right off the ramp onto Southfront Road and turn left into the company's principal executive offices. From San Jose, California, take I-880 North, merge onto Mission Boulevard/CA-262 East, merge onto I-680 North, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right off the ramp onto Southfront Road and turn left into the company's principal executive offices.
Q:    What specific proposals will be considered and acted upon at FormFactor's 2017 Annual Meeting?

A:	The specific proposals to be considered and acted upon at the Annual Meeting are:
Proposal No. 1—Election of three Class II directors to our Board of Directors, each to serve on our Board for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are: Raymond A. Link, Michael D. Slessor and Thomas St. Dennis;
Proposal No. 2—Advisory approval of the company's executive compensation;
Proposal No. 3—Advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation;
Proposal No. 4—Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017; and
Proposal No. 5—Approval of an amendment and restatement of the company’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 6,000,000 shares.
We will also consider any other matters that are properly presented for a vote at the Annual Meeting. As of April 10, 2017, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
Q:    What do I need to bring with me to attend the Annual Meeting?

A:
If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in "street name," please bring photo identification and the "legal proxy," which is described below under the question "If I am a beneficial owner of shares held in 'street name,' how do I vote?", or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING VOTING AND ANY PROXY SOLICITATION
Q:    Who can vote at the Annual Meeting?

A:
Only stockholders of record of our common stock at the close of business on March 30, 2017, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. If you own shares of FormFactor common stock as of the record date, then you can vote at the Annual Meeting. At the close of business on the record date, we had 71,672,152 shares of our common stock outstanding and entitled to vote, which were held by 201 stockholders of record.

Q:    How many votes am I entitled per share of common stock?

A:	Holders of our common stock are entitled to one vote for each share held as of the record date.
Q:    What is the difference between holding FormFactor shares as a stockholder of record and a beneficial owner?

A:
Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in "street name" rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in "street name."

Stockholder of Record:    If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we delivered the Notice of Internet Availability of Proxy Materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.
Beneficial Owner:    If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in "street name," and the broker, bank or other nominee holding your shares on your behalf delivered the Notice of Internet Availability of Proxy Materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.
Q:    If I am a stockholder of record of FormFactor shares, how do I vote?

A:
Voting by Internet.    You can vote through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that you received. Go to http://viewproxy.com/formfactor/2017/, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail.    You can vote by mail by requesting a printed set of the proxy materials, which will contain a proxy card, and then completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card.
Voting in Person.    If you plan to attend the Annual Meeting and vote in person, we will give you a proxy card at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:    If I am a beneficial owner of shares held in "street name," how do I vote?

A:	Voting by Internet. You can vote over the Internet by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.
Voting by Mail.    You can vote by mail by requesting a printed set of the proxy materials, which will contain a voting instruction form, and by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form.
Voting in Person.    If you plan to attend the Annual Meeting and vote in person, you must obtain a "legal proxy" giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:    What if I submit a proxy but I do not give specific voting instructions?

A:
Stockholder of Record:    If you are a stockholder of record of shares of our common stock, and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares FOR the Class II nominees for director, FOR advisory approval of the company’s executive compensation, EVERY 1 YEAR for frequency of the stockholder advisory vote on the company’s executive compensation FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017, and FOR the amendment and restatement of the 2012 Equity Incentive Plan to increase the number of shares reserved for issuance by 6,000,000 shares, all as recommended by our Board of Directors and as presented in this Proxy Statement.
Beneficial Owner:    If you are a beneficial owner of shares of our common stock held in “street name” and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on “routine” proposals but cannot vote on your behalf for “non-routine” proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as “broker non-votes.”
Q:    Which ballot measures are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017 (Proposal No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4. The election of directors (Proposal No. 1), the advisory approval of the company’s executive compensation (Proposal No. 2), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 3) and the approval of an amendment and restatement of our 2012 Equity Incentive Plan (Proposal No. 5) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3 and 5.

Q:    What is the quorum requirement for the Annual Meeting?

A:
A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card, or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

Q:    What is the voting requirement to approve each of the proposals?

A:
For Proposal No. 1, each of the three Class II directors will be elected if holders of shares of our common stock entitled to vote who are present in person or represented by proxy at the Annual Meeting cast more votes “for” such nominee’s election than the votes “against” such nominee’s election. You may not cumulate votes in the election of directors. If a nominee for director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his or her resignation will not participate in the Board of Directors’ decision.

Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
For Proposal No. 3, approval of the frequency of the advisory vote on executive compensation requires the favorable vote of the affirmative vote of the holders of a majority of the shares of stock entitled to vote that are present in person, by remote communication, or represented by proxy at the Annual Meeting. If none of the three frequency choices receives a majority, the Board of Directors will consider the frequency choice that receives the plurality of votes cast.
Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
Approval of Proposal No. 5 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.
Q:    How are abstentions treated?

A:	Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals.
Q:    Can I change my vote or revoke my proxy after I have voted?

A:
You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. You may vote again on a later date (a) through the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), (b) by signing and returning a new proxy card with a later date if you are a stockholder of record, or (c) by attending the Annual Meeting and voting in person if you are a stockholder of record or if you are a beneficial owner and have obtained a proxy from the nominee holding your shares giving you the right to vote your shares. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Q:    What happens if there are insufficient votes in favor of the proposals?

A:
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the proxy holders, who are officers of our company, may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of holders of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:
Other than Proposal Nos. 1, 2, 3, 4 and 5, we are not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders, who are officers of our company, will have the authority in their discretion to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If for any reason any of the Class II nominees are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation and certification of votes, and (c) to facilitate a successful proxy solicitation. If stockholders provide written comments on their proxy cards, we may forward the proxy card(s) to our company's Corporate Secretary.

Q:    Who is making the solicitation?

A:
We are soliciting the enclosed proxy for use at our Annual Meeting to be held on May 26, 2017 at 3:00 p.m., Pacific Daylight Time or at any adjournment thereof for the purposes set forth in this Proxy Statement.

Q:    Who is paying for the cost of this proxy solicitation?

A:
We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting. We will pay brokers, banks and other nominees representing beneficial owners of shares of our common stock held in "street name" certain fees associated with delivering the Notice of Internet Availability of Proxy Materials, delivering printed proxy materials by mail to beneficial owners who request them and obtaining beneficial owners' voting instructions. In addition, our directors, officers and employees may also solicit proxies on our behalf by mail, telephone or in person. We will not pay any compensation to our directors, officers and employees for their proxy solicitation efforts, but we may reimburse them for reasonable out-of-pocket expenses in connection with any solicitation.

QUESTIONS AND ANSWERS REGARDING THE VOTING RECOMMENDATIONS OF FORMFACTOR'S BOARD OF DIRECTORS AND VOTING RESULTS
Q:    What are the voting recommendations of our Board of Directors?

A:
Our Board of Directors recommends a vote FOR each of Proposal Nos. 1, 2, 4 and 5 and for holding the stockholder advisory vote on the company’s executive compensation EVERY 1 YEAR (Proposal No. 3). Specifically, our Board recommends a vote:

FOR the election of Raymond A. Link, Michael D. Slessor and Thomas St. Dennis to our Board of Directors as Class II directors;
FOR the advisory approval of the company’s executive compensation;
EVERY 1 YEAR for frequency of the stockholder advisory vote on the company’s executive compensation;
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017; and
FOR the approval of an amendment and restatement of the company’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 6,000,000 shares.
Q:    Where can I find the voting results of the Annual Meeting?

A:	We intend to announce the voting results at the Annual Meeting and to report the results on a Form 8-K that we file with the U.S. Securities and Exchange Commission.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
The first proposal is to elect three Class II directors to our Board of Directors. The Class II nominees are Raymond A. Link, Michael D. Slessor and Thomas St. Dennis, who are all current directors of FormFactor. These nominees have been duly nominated by our Board of Directors and have agreed to stand for election. The proxy holders intend to vote all proxies received for Messrs. Link, Slessor and St. Dennis, unless otherwise instructed. Proxies may not be voted for more than three directors. Each of the director nominees will be elected if votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. You may not cumulate votes in the election of directors. If a nominee for director is not elected, the director shall offer to tender his resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his resignation will not participate in the Board of Directors’ decision.

In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.

Our Board of Directors recommends a vote FOR the election to our Board of
Directors of Raymond A. Link, Michael D. Slessor and Thomas St. Dennis as Class II directors.

Board of Directors
Our Board of Directors currently consists of eight members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class II directors will be elected at this year’s Annual Meeting, the Class III directors will be elected at our 2018 Annual Meeting of Stockholders and the Class I directors will be elected at our 2019 Annual Meeting of Stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
Information regarding our Class II and other current directors as of the record date of this Proxy Statement, including their names and positions with our company is set forth below.

Name of Director	Age	Class	Position with FormFactor	Director Since
Richard DeLateur(1)	59	III	Director	May 2011
Raymond A. Link(3)	63	II	Director	June 2016
Lothar Maier(2)(3)	62	I	Director	November 2006
Edward Rogas, Jr.(2)	76	III	Director	October 2010
Michael D. Slessor	47	II	Director and Chief Executive Officer	October 2013
Kelley Steven-Waiss(1)(2)	48	I	Director	August 2015
Thomas St. Dennis	63	II	Director and Chairman	September 2010
Michael W. Zellner(1)(3)	61	I	Director	April 2011
_______________________________________________________________________________

(1)	Current member of the Governance Committee.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Audit Committee.
Richard DeLateur has served as a Director since May 2011, and as our Lead Independent Director since May 2014. Mr. DeLateur served as Chief Financial Officer of FormFactor, Inc. from May 2010 to May 16, 2011. Mr. DeLateur is a 20-year veteran of Intel’s finance team, where he held various positions, including the role of Vice President and Group Controller of Worldwide Technology and Manufacturing. Mr. DeLateur more recently served as Chief Financial Officer at the private companies Fluidigm Corporation and Topsin Corporation. Mr. DeLateur had also served as a Director at Numonyx Corp., a leading manufacturer of Flash memory, which is now part of Micron Technology, Inc. Mr. DeLateur was awarded his Chartered Financial Analyst (CFA) certification in 1999.
Raymond A. Link has served as a Director since June 2016 in accordance with the terms of the merger agreement with Cascade Microtech. Mr. Link was a Director of Cascade Microtech from February 2005 through June 24, 2016. From July 2005 to April 2015, Mr. Link served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of scientific and analytical instruments for nanoscale imaging. Prior to this, Mr. Link was the Chief Financial Officer of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components for wireless communications which he joined in 2001 as a result of TriQuint’s merger with Sawtek, Inc. where he was the Chief Financial Officer since September 1995. He is also on the Board of Directors of Electro-Scientific Industries a supplier of laser-based solutions for the microelectronics industry and nLight Inc., a private company that makes high-power semiconductor lasers. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania, and he is a licensed Certified Public Accountant and a fellow with the National Association of Corporate Directors.
Lothar Maier has served as a Director since November 2006. Mr. Maier served as the Chief Executive Officer and a member of the board of directors of Linear Technology Corporation (Nasdaq: LLTC), a supplier of high performance analog integrated circuits, from January 2005 to March 2017. Prior to that, Mr. Maier served as Linear Technology’s Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from 1983 to 1999, reaching the level of Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.
Edward Rogas, Jr. has served as a Director since October 2010. Mr. Rogas served as a Director of Vitesse Semiconductor Corporation until April 2015, Vignani Technologies Pvt Ltd until February 2014 and Photon Dynamics, Inc., from May 2006 to October 2008. Mr. Rogas held management positions at Teradyne, Inc. for over 29 years, including serving as a Senior Vice President from 2000 through 2005. Mr. Rogas holds an M.B.A. degree from Harvard Business School and a B.S. from the United States Naval Academy.
Michael D. Slessor has served as a Director since October 2013. Dr. Slessor became our Chief Executive Officer on December 28, 2014. Dr. Slessor served as our President from October 2013 to December 27, 2014, and as Senior Vice President and General Manager, MicroProbe Product Group from October 2012 to October 2013. Before joining FormFactor, Dr. Slessor was President and Chief Executive Officer of MicroProbe from July 2008 through the October 2012 closing of FormFactor’s acquisition of MicroProbe. Prior to joining MicroProbe, he held various management, product-marketing, and applications-engineering positions in the semiconductor industry, primarily with KLA-Tencor. Dr. Slessor received his Ph.D. in Aeronautics and Physics from the California Institute of Technology and his B.A.Sc. in Engineering Physics from the University of British Columbia.
Kelley Steven-Waiss has served as a Director since August 2015. Since April 2016, Ms. Steven-Waiss has served as the Executive Vice President and Chief Human Resources Officer of HERE Global B.V. Ms. Steven-Waiss served as the Executive Vice President and Chief Human Resources Officer of Extreme Networks, Inc., a software and services-led networking solutions company from March 2014 to March 2016. Prior to that, Ms. Steven-Waiss served as the Vice President of Worldwide Human Resources for Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions from 2009-2012, and prior to that, as the Vice President of Worldwide Human Resources for PMC-Sierra, Inc., a provider of semiconductor and systems solutions. Ms. Steven-Waiss also serves as the Chairperson of the board of directors of ALearn, a Silicon Valley based educational non-profit. She holds an M.A. in human resources and organization development from the University of San Francisco and a B.A. in journalism from the University of Arizona.
Thomas St. Dennis has served as a Director since September 2010 when he joined our company, and as Executive Chairman of the Board of Directors since October 23, 2013, and became Chairman of the Board of Directors in February 2016. Mr. St. Dennis served as our Chief Executive Officer from September 2010 through December 27, 2014. Mr. St. Dennis also has served as a director on the board of Axcelis Technologies, Inc. since May 2015 and on the board of Veeco Instruments Inc. since May 2016. Mr. St. Dennis previously held various positions at Applied Materials, Inc. from 1992 to 1999 and again from 2005 to 2009. His last position at Applied Materials, Inc. was Senior Vice President and General Manager of the Silicon Systems Group. He also served at Novellus Systems, Inc. as Executive Vice President of Sales and Marketing from 2003 to 2005. From 1999 to 2003, Mr. St. Dennis was President and CEO of Wind River Systems, Inc. Mr. St. Dennis sat on the board of Mattson Technology, Inc. from September 2013 to May 2016. Mr. St. Dennis holds a B.S. in Physics and a M.S. in Physics, both from UCLA.
Michael W. Zellner has served as a Director since April 2011. Mr. Zellner served as Vice President and Chief Financial Officer of Cyan, Inc. (NYSE: CYNI) from March 2013 through March 2014. He was Vice President, Finance and Chief Financial Officer of PMC-Sierra, Inc. (Nasdaq: PMCS) from March 2007 to November 2012. Prior to joining PMC-Sierra, Mr.

Zellner was Senior Vice President of Finance and Administration and Chief Financial Officer at Wind River Systems, Inc., a device software solutions provider to the electronics industry. Mr. Zellner attended the Stanford Executive Program at the Stanford Graduate School of Business as well as the MBA and BBA accounting program at Florida Atlantic University.
Qualification to Serve as Director
The Board of Directors, in consultation with the Governance Committee, has determined that each of the directors and nominees are qualified to serve as a director of the company. The reasons for these determinations are as follows:
Mr. DeLateur provides extensive leadership experience and knowledge of our company due to his previous service as a senior and principal financial officer in a variety of companies. Mr. DeLateur has considerable semiconductor industry experience, both with respect to semiconductor chip manufacturers, who are our customers, and semiconductor equipment suppliers.
Mr. Link is a source of continuity and oversight, and provides extensive knowledge of our company, due to his previous service as a board member of Cascade Microtech. Mr. Link is a licensed CPA and has over 35 years of financial reporting experience. Mr. Link also has extensive background in our industry both as a CFO and as a part of the executive team.
Mr. Maier provides significant semiconductor industry and leadership experience as the former Chief Executive Officer and a former member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, which is a publicly traded company. Mr. Maier also has considerable experience in semiconductor chip manufacturing. Mr. Maier also provides expertise in financial accounting and reporting for publicly held companies.
Mr. Rogas provides significant board-level experience within the semiconductor industry, as well as executive and operational experience with semiconductor test equipment companies.
Dr. Slessor provides significant experience in the semiconductor equipment industry, including within semiconductor equipment manufacturing and semiconductor test. Dr. Slessor also provides leadership and operational expertise to the company having served as President and Chief Executive Officer of MicroProbe.
Ms. Steven-Waiss has significant leadership experience including from her previous roles as Executive Vice President and Chief Human Resources Officer of Extreme Networks, Inc., and as Vice President of Worldwide Human Resources for Integrated Device Technology, Inc. and PMC-Sierra.
Mr. St. Dennis provides extensive semiconductor industry and leadership experience as the past CEO of the company, as well as having served as Senior Vice President and General Manager of the Silicon Systems Group at Applied Materials and as the President and CEO of Wind River Systems, Inc.
Mr. Zellner has significant financial management experience, including serving as the CFO of publicly-traded companies and being responsible for managing capital expenditure, corporate infrastructure, and ensuring financial integrity of results as regulated by the SEC.
Board Leadership Structure
Our Corporate Governance Guidelines state our general policy that the positions of Chairperson (or Executive Chairperson) of the Board of Directors and Chief Executive Officer are to be held by separate persons. However, our Board of Directors believes that it is the best interest of the company’s stockholders for the Board to use its discretion as to whether the CEO and Chairman roles should be separate or combined; with the Board making a determination based upon the totality of the then-current circumstances. Currently, the roles of Chief Executive Officer and Chairman are separate. Michael Slessor was appointed CEO commencing in fiscal 2015, and Thomas St. Dennis, who stepped aside as CEO at the end of the fiscal 2014, became the Executive Chairman and subsequently the non-executive Chairman. The Board of Directors believes that having Dr. Slessor as the CEO and Mr. St. Dennis as Chairman is the appropriate leadership structure for our company at this time because it clarifies the individual roles and responsibilities of Dr. Slessor and Mr. St. Dennis. Because Mr. St. Dennis is not an independent director, our Board of Directors has appointed a Lead Independent Director to ensure effective, independent oversight of the company’s performance, and that of senior management, including with regard to any directors having an executive role.
Board's Role in Risk Oversight
FormFactor operates within the semiconductor equipment and consumables industry. We sell custom products to chip manufacturers operating within the broader semiconductor industry. Our business necessarily involves many operational and market-driven risks. A list of risk factors associated with our business can be found in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, as filed with the SEC and in the Annual Report to Stockholders which accompanies this Proxy Statement. Our Board of Directors exercises its risk oversight function both directly and indirectly. At its regularly scheduled meetings, the Board of Directors receives reports from the Chief Executive Officer, the Chief Financial Officer, and other individuals who have primary responsibility for other operational aspects of the company, such as manufacturing, research and development, and sales and marketing. The Board of Directors reviews and approves the company’s annual operating plan.
The Board exercises its risk oversight function through the three Board Committees. As prescribed in its charter, the Audit Committee oversees the company’s accounting and financial reporting processes and audits of the company’s financial statements, including oversight of the company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment, compensation and evaluation of the company’s independent auditors. The Audit Committee reports regularly to the Board of Directors and to the independent directors regarding matters for which the committee has responsibility and for any other issues that the committee believes should be brought to the attention of the Board of Directors.
As prescribed in its charter, the Compensation Committee oversees the company’s compensation and benefits plans, policies and programs, determines the compensation of our executive officers and administers our equity compensation plans. The Compensation Committee confers with the Audit Committee regarding the risks arising from our company’s employee compensation program.
As prescribed in its charter, the Governance Committee oversees the company’s corporate governance practices and assesses the Board’s composition and performance.
Corporate Governance Guidelines
The company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as various rules promulgated by the SEC and the NASDAQ Stock Market. The company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board of Directors has approved Corporate Governance Guidelines for the company. The Corporate Governance Guidelines, which can be found on the company's website at www.formfactor.com, address the following matters:

•	Size of the Board of Directors;

•	Frequency of meetings of the Board of Directors;

•	Committees of the Board of Directors;

•	Requirement that the Board of Directors be comprised of a majority of independent directors;

•	Requirement that the Audit and Compensation Committees of the Board of Directors be comprised entirely of independent directors;

•	Guidelines for determining director independence;

•	Limits on the number of other public company boards on which directors may serve;

•	Executive sessions of the Board of Directors wherein non-executive directors meet as a group without the presence of management directors;

•	Conflicts of interests;

•	Requirement that the performance of the Chief Executive Officer be evaluated annually and reviewed by the non-executive directors;

•	Change in position or responsibility in a director's principal occupation;

•	Stock holding requirements for directors and for executive officers;

•	Review of the performance of individual directors; and

•	Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education
Pursuant to the company's Corporate Governance Guidelines, the Board of Directors is provided with, and encouraged to participate in, continuing education.
Codes of Ethics
In addition to the Corporate Governance Guidelines, the Board of Directors has adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and the employees in our finance department. Our directors, officers and employees are also subject to our Statement of Policy Regarding Insider Trading and our Statement of Policy Regarding Related Person Transactions. We provide periodic training to our employees regarding our codes and various company policies. In addition, we have adopted a Statement of Policy Regarding Reporting Corporate Code Violations (Complaints, Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct, the Code of Ethics and our other company policies, and to provide for our directors, officers, employees and others to report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. Our policies and governance guidelines are posted on our website at www.formfactor.com.
Stock Ownership Guidelines
In an effort to more closely align the company’s non-executive directors’ and executives’ financial interests with those of our stockholders, the Board of Directors has established stock ownership guidelines for non-executive directors and executive officers. Our Corporate Governance Guidelines state that (i) each non-employee director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times (3x) the annual cash retainer for service as a director; (ii) the Chief Executive Officer shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary; and (iii) each “executive officer” (other than the Chief Executive Officer) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary. Shares counted for this purpose include shares owned by the director or executive officer, shares owned jointly with, or separately by, spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units. Persons joining the Board of Directors or becoming executive officers have five (5) years, from the time they become Board members or executive officers, as applicable, to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board of Directors, Board members and executive officers, as applicable, will have three (3) years from the time of the increase to acquire any additional shares needed to meet such revised guidelines.
As of December 31, 2016, all of our non-employee directors have met these stock ownership guidelines.
Independence of Directors
Our Board of Directors has determined that each of our directors is independent other than Mr. St. Dennis, our Chairman, and Dr. Slessor, our CEO. In particular, this independence determination includes our newest director Mr. Link, who does not have any family relationships with any director, executive officer, or person nominated or chosen by the company to become a director or executive officer of the company and is also not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. We define “independent directors” pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC, and the NASDAQ Stock Market. To be considered independent, a director cannot be an officer or employee of our company or its subsidiaries, and cannot have a relationship with our company or its subsidiaries that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making the “independence” determination, our Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board of Directors consults with our company’s legal counsel to ensure that its determinations are consistent with all relevant laws, rules and regulations regarding the definition of “independent director,” including applicable securities laws and the rules of the SEC and NASDAQ Stock Market.
Board Meetings
We set the dates and times of our Board of Directors and Board committee meetings in advance of each fiscal year. During fiscal year 2016, our Board of Directors held six meetings, including telephone conference meetings. During fiscal year 2016, each of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which he or she served during the year. For the member of the Board of Directors that did not serve on the Board of Directors for the entire fiscal year 2016, such director attended at least 75% of the meetings of the Board of Directors and each committee on which she served during that portion of the year during which such director was a member of the Board of Directors.
The independent and non-executive members of our Board of Directors meet regularly in executive sessions outside of the presence of management. The independent and non-executive directors met regularly prior to, and/or after, regularly scheduled meetings of the Board of Directors during fiscal year 2016. The independent and non-executive directors also conducted telephonic meetings and/or updates during fiscal year 2016.
Committees of the Board of Directors
Our Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Governance Committee. Members of each of the standing committees are set forth in the table above under “Board of Directors.” Each committee has adopted a charter, which it reviews and assesses at least annually. Our Board of Directors has approved the charters of its committees. A copy of the charter of each active committee is posted on our company’s website at www.formfactor.com. As stated below, the Board does not have a separate nominating committee in light of its relatively small size, and nominations to our Board of Directors are determined by the independent members of the Board.
Audit Committee.     The Audit Committee oversees our company’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit function and the selection, compensation and evaluation of our independent registered public accounting firm.
Audit Committee Membership.     The members of our Audit Committee are Messrs. Link, Maier and Zellner, with Mr. Zellner serving as the chairperson. Mr. Link joined the Audit Committee in October 2016.
Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that each member of the Audit Committee is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and that each is financially sophisticated within the meaning of the rules of the NASDAQ Stock Market.
The Audit Committee met eight times, including four telephone conference meetings, during fiscal year 2016.
Compensation Committee.     The Compensation Committee oversees our company’s compensation and benefit plans, policies and programs, determines the compensation of our named executive officers and administers our equity plans. In addition, our Compensation Committee makes recommendations to the Board of Directors regarding appropriate compensation of our non-employee directors. For more information about the role of our Compensation Committee and our independent compensation consultant in determining executive compensation, see “Compensation Discussion and Analysis.”
Compensation Committee Membership.     The members of our Compensation Committee are Messrs. Maier and Rogas and Ms. Steven-Waiss, with Mr. Rogas serving as the chairperson.
Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NASDAQ Stock Market. The Compensation Committee met five times, including telephone conference meetings, during fiscal year 2016.
Governance Committee.     The Governance Committee oversees our company’s corporate governance practices and assesses the composition and performance of our Board and our Board committees.
Governance Committee Membership.     The members of our Governance Committee are Messrs. DeLateur and Zellner and Ms. Steven-Waiss, with Mr. DeLateur serving as the chairperson.
Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the NASDAQ Stock Market. The Governance Committee met four times during fiscal year 2016.
Director Compensation
The form and amount of compensation paid to our non-executive directors for serving on our Board of Directors and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in equity-based compensation. The value of total annualized compensation of our non-executive directors is targeted to be at approximately the median of our peer group of companies, which is described below under the “Compensation Discussion and

Analysis” section in this Proxy Statement. The Compensation Committee reviewed the overall competitiveness of the compensation for our independent Board of Directors in 2016 based on the approved peer companies. Radford, an Aon Hewitt Company, completed an independent assessment to inform the Board’s decision to make no changes to cash compensation for 2016. The Compensation Committee recommended, and the Board of Directors approved, reductions starting in fiscal 2017 to the annual equity grant, based on the updated market information and the increase in the company’s share price. In addition the form of grant was modified to better align with the market and governance trends for Board compensation including the use of restricted stock units for both initial and annual equity awards.
2016 Director Compensation Table. The following table presents the compensation earned or paid to our non-executive directors for fiscal year 2016, as further described below in the table. Compensation paid to Dr. Slessor for fiscal year 2016 is described under the “Compensation Discussion and Analysis” and “Executive Compensation and Related Information” sections below in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Stock Awards ($)(1)(2)(3)	Total ($)
Richard DeLateur	70,000	—	62,370	132,370
Raymond A. Link	11,250	—	96,360	107,610
Lothar Maier	63,500	—	62,370	125,870
Edward Rogas, Jr.	76,000	—	62,370	138,370
Thomas St. Dennis	44,425	—	62,370	106,795
Kelley Steven-Waiss	57,500	—	62,370	119,870
Michael W. Zellner	79,500	—	62,370	141,870

_______________________________________________________________________________

(1)
The stock awards are restricted stock units that we awarded to our non-executive directors under our Equity Incentive Plan as described below under “Equity Compensation”. The vested portion of any award of restricted stock units will settle in shares of our common stock on the earlier of: (i) the date on which the award is fully vested, or (ii) the date that the director’s engagement with our company terminates (or, if the applicable date is not a market trading day during an open trading window under our company’s Statement of Policy regarding Insider Trading, thereafter on the first market trading day during an open trading window under our company’s policy, but no later than March 15th of the year following the scheduled settlement date or otherwise as determined under Section 409A of the Internal Revenue Code of 1986, as amended).

(2)
The amounts shown reflect the aggregate grant date fair value of all awards granted in fiscal year 2016 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Topic No. ASC 718, Compensation - Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 13 - Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)	A summary of options and restricted stock units outstanding as of December 31, 2016 for each of our non-executive directors is as follows:

Name	Stock Options Outstanding (#)	Restricted Stock Units Outstanding (#)
Richard DeLateur (1)	196,570	9,000
Raymond A. Link	—	11,000
Lothar Maier	—	9,000
Edward Rogas, Jr.	6,000	9,000
Thomas St. Dennis (2)	600,000	23,079
Kelley Steven-Waiss	6,000	18,000
Michael W. Zellner	6,000	9,000
_______________________________________________________________________________

(1)
The 'Stock Options Outstanding' as reported for Mr. DeLateur includes 190,570 shares related to options granted during Mr. DeLateur's tenure ending May 16, 2011 as the company's Chief Financial Officer.

(2)	The ‘Stock Options Outstanding’ as reported for Mr. St. Dennis related to options granted during Mr. St. Dennis’ tenure ending December 27, 2014 as the company’s Chief Executive Officer.
Cash Compensation. Cash compensation for our non-executive directors during fiscal 2016 is set forth in the following table:

Compensation Element	Fiscal Year 2016 Cash Compensation
Director Annual Retainer	$45,000
Chairperson Annual Retainer	$25,000 for Board chairperson
$22,000 for Audit Committee chairperson
$15,000 for Compensation Committee chairperson
$10,000 for all other committee chairpersons
Lead Independent Director Retainer	$15,000
Committee Member Retainer	$11,000 for Audit Committee member
$7,500 for Compensation Committee member
$5,000 for all other committee members

Equity Compensation. In fiscal 2016, immediately following the 2016 annual stockholders meeting, each continuing non-executive director automatically received a restricted stock unit award of 9,000 shares of common stock vesting monthly over a one year period. Upon joining the Board, Mr. Link received a restricted stock unit award of 11,000 shares of common stock vesting monthly over a three year period. For fiscal 2017, following the annual stockholders meeting, continuing directors will receive a restricted stock unit award of 9,000 shares of common stock, vesting monthly over one year, and any newly appointed director will receive a restricted stock unit award of 11,000 shares of common stock, vesting monthly over three years.
Other. We reimburse all of our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our company’s Board and Board committees, and extend coverage to them under our company’s travel accident and directors’ and officers’ indemnity insurance policies.
Compensation Committee Interlocks and Insider Participation
Non-executive directors may elect to receive a restricted stock award or restricted stock unit under our Equity Incentive Plan in lieu of payment of a portion or all of his or her annual retainer based on the fair market value of our common stock on the date the annual retainer would otherwise be paid. As of the date of this Proxy Statement, none of our directors have made such an election.
None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees. None of our named executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.
Consideration of Director Nominees
Nominations to our Board of Directors are determined by the independent members of the Board. The Board does not have a separate nominating committee in light of its relatively small size. The Board generally identifies nominees based upon recommendations by our directors and management. In addition, our Board also considers recommendations properly submitted by our stockholders. The Board of Directors may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees, and the company has, in the past, paid a third party to assist us in a director search process.
In selecting director nominees, our Board of Directors considers candidates based on the need to satisfy the applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market, including the requirements for independent directors and an audit committee financial expert. Our Board of Directors also evaluates candidates by assessing a number of factors, including demonstrated outstanding achievement in the prospective board member’s personal career, breadth of experience, soundness of judgment, ability to make independent, analytical inquiries, diversity of viewpoints and experience, and willingness to devote adequate time. The Board of Directors uses the same standards to evaluate nominees proposed by our directors and management and will use the same standards to evaluate nominees, if any, proposed by stockholders, but has no formal policy with respect to consideration of candidates recommended by stockholders.

Stockholders can recommend qualified candidates for our Board of Directors by writing to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.
After evaluating Messrs. Link, Slessor and St. Dennis, our Board of Directors approved the nomination of these three current directors for election as Class II members to our Board of Directors.
Corporate Codes and Policies
We have adopted a Statement of Corporate Code of Business Conduct (Code of Business Conduct) that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics (Code of Ethics) that applies to our Chief Executive Officer, Chief Financial Officer and the employees in our finance department. Our directors, officers and employees are also subject to our Statement of Policy Regarding Insider Trading, and our Statement of Policy Regarding Related Person Transactions. We provide periodic training to our employees regarding our codes and various company policies, which all employees are required to complete. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct, the Code of Ethics and our other company policies, and to provide for our directors, officers and employees to report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. In addition, we have adopted Corporate Governance Guidelines, which identify various corporate policies and practices we have implemented. Our policies and governance guidelines are posted on our website at www.formfactor.com.
Stockholder Communications with our Board
Our stockholders may communicate with our Board of Directors, or any of our individual directors, by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by e-mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our company’s acceptance and forwarding of communications to our Board does not imply that the company’s directors owe or assume any fiduciary duties to persons submitting the communications. Our Corporate Secretary or his designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers), which Statement is available on our company’s website at www.formfactor.com. Our Governance Committee will periodically review our process for stockholders to communicate with our Board of Directors to ensure effective communications.
Board Attendance at Annual Meetings
We encourage the members of our Board of Directors to attend our annual meeting of stockholders, either in person or telephonically. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. All of our directors serving at the time of our 2016 Annual Meeting of Stockholders attended that annual meeting either in person or telephonically.

PROPOSAL NO. 2
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth below in this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote. At our 2011 Annual Meeting of Stockholders, our stockholders indicated their preference to hold this non-binding advisory vote annually. Depending on the outcome of the frequency vote (Proposal No. 3), the next non-binding advisory vote on executive compensation may occur at our 2018 Annual Meeting of Stockholders.
In fiscal year 2016, the Compensation Committee continued to use the 50th percentile or median of the peer group as one of the benchmarks to make pay decisions considering salary and overall pay. By approaching pay in this manner, executives in general will only receive above market pay if warranted by performance under our cash incentive plan or our performance equity plan. In 2016, we continued a compensation practice we started in fiscal year 2012 by granting performance-based RSU’s for executives which are tied to company performance over a 24-36 month period. Consistent with our broader growth objectives while conserving cash, our 2016 executive compensation program was designed to meet the following objectives:

1.	Reducing cash compensation to the extent possible, by avoiding cash-consuming practices such as tax gross-ups, generous severance and retirement packages or guaranteed bonuses;

2.	Setting aggressive performance targets for cash incentive compensation to align performance and pay;

3.
Emphasizing equity compensation to align the interests of our named executive officers with those of our stockholders and incentivize them to improve operational performance and company value, including granting performance-based restricted stock unit awards; and

4. Emphasizing executive compensation governance policies that are aligned with the interest of our stockholders including change in control benefits that are double-trigger (i.e., require termination of employment as well as a change in control) and that are within reasonable limits, a stock ownership policy, clawback provisions, and anti-hedging/pledging provisions.
We encourage you to carefully review the "Compensation Discussion and Analysis" set forth below in this Proxy Statement for additional details on FormFactor's executive compensation, including FormFactor's compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2016.
We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote “FOR” the approval, on an advisory basis, of the following resolution at the Annual Meeting:
"RESOLVED, that the compensation paid to FormFactor, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth in the Proxy Statement, is hereby approved.”
While the results of this advisory approval are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN
THIS PROXY STATEMENT.

PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
You are being provided with the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, as provided in Proposal No. 2. This advisory vote is referred to here as the “frequency of say on pay” vote. Under this Proposal No. 3, you may vote on whether you would prefer to have a “say on pay” vote every year, every 2 years or every 3 years.
Our Board of Directors believes that the “say on pay” advisory vote should be conducted every year. An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
You may cast your vote on your preferred voting frequency by choosing the option of every 1 year, every 2 years or every 3 years or abstain from voting when you vote in response to the resolution set forth below.
"RESOLVED, that the option of every 1 year, every 2 years, or every 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which FormFactor, Inc. is to hold a stockholder advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”
While this advisory vote on the frequency of “say on pay” vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “EVERY 1 YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR
FISCAL YEAR 2017
The fourth proposal is to ratify the selection of KPMG LLP ("KPMG") as FormFactor's independent registered public accounting firm for fiscal year 2017. The Audit Committee of our Board of Directors has appointed KPMG as the independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2017, and our stockholders are being asked to ratify such selection. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.
Ratification by our stockholders of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm
for fiscal year 2017.
Principal Auditor Fees and Services
Our Board of Directors is recommending a vote for ratification of the selection of KPMG as the Company's independent registered accounting firm for fiscal year 2017. The following is a summary of fees for professional services rendered to our company by KPMG, our independent registered public accountant, related to fiscal year 2016 and 2015:

	2016	2015
Audit Fees	$2,341,975	$995,000
Audit-Related Fees	289,000	125,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,630,975	$1,120,000
Audit Fees.     Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2016 and 2015, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for fiscal years 2016 and 2015. Audit fees also include services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees.     Audit-Related Fees consist of fees billed for assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under “Audit Fees.” For fiscal year 2016, such fees were for services in connection with acquisition-related due diligence work.
Tax Fees.     Tax Fees consist of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance. We did not incur any such fees for fiscal 2016 or 2015.
All Other Fees.     All Other Fees consist of fees for products and services other than the services reported above. We did not incur any such fees for fiscal 2016 or 2015.
Pre-Approval of Audit and Non-Audit Services of Auditor
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to Audit Fees, Audit-Related Fees and Tax Fees for fiscal 2016 and 2015 were pre-approved by our Audit Committee pursuant to its pre-approval policy.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2012 EQUITY INCENTIVE PLAN BY 6,000,000 SHARES
The Compensation Committee of our Board of Directors has approved the amendment and restatement of our 2012 Equity Incentive Plan (as previously amended and restated, the “Equity Plan”) that is the subject of this Proposal No. 5, subject to approval by our stockholders at this year’s Annual Meeting. The amended and restated Equity Plan will become effective and will replace the current Equity Plan upon approval by stockholders. If our stockholders do not approve the amended and restated Equity Plan, the current Equity Plan will remain in full force and effect and we will be unable to grant future equity awards to our employees that are consistent with our peer companies.
Our named executive officers and non-employee directors have an interest in this proposal as they are eligible to receive equity awards under the Equity Plan.
The following is a summary of the principal features of the Equity Plan, as amended and restated. This summary, however, does not purport to be a complete description of all the provisions of the Equity Plan. The Equity Plan, as amended and restated, is attached as an appendix to this Proxy Statement and is available by written request to FormFactor’s secretary at the company’s primary executive offices in Livermore, California.
Summary of Changes
The material change we are proposing to the Equity Plan is to increase the maximum number of shares of common stock authorized for issuance over the term of the Equity Plan by an additional 6,000,000 shares. In counting the share usage, the company will use a fungible ratio of a 1.7-to-1 conversion ratio for restricted shares and RSUs as compared to stock options. As of March 30, 2017, there were 3,561,307 shares available for future grants.
In addition to approving the changes described in this Proposal No. 5, approval of this Proposal No. 5 will also constitute re-approval of the material terms of the Equity Plan. In particular, approving the material terms of the Equity Plan, our stockholders will be re-approving performance measures upon which specific performance goals applicable to full value awards may be based, for purposes of Section 162(m) of the Internal Revenue Code of 1986.
About Our Request for Additional Shares
We have historically used awards under the Equity Plan as an important part of our compensation program. Over the past few years we have reduced our share usage under our employee compensation program by limiting the granting of stock option awards and, instead, granting restricted stock unit awards, or RSUs, and we have been more selective in our granting practices to employees. As a trade-off, we have been required to enhance our cash compensation program to ensure that our overall total compensation program allows us to attract, motivate and retain top talent required to deliver on our operating objectives for our shareholders. We also grant performance restricted stock unit awards, or PRSUs, to certain senior executives. We believe that having the ability to grant equity awards to our senior executives, as well as to our non-employee directors and potentially to non-executive employees in the future, is an essential recruiting and retention tool that allows us to offer competitive compensation packages and aligns the interests of the award holders with the interests of other stockholders.
The proposed amendment to the Equity Plan as it relates to the approval of an additional 6,000,000 shares of common stock, will assure that a sufficient reserve of common stock remains available under the Equity Plan to allow us to continue to provide equity incentives to our key personnel on a competitive level. The number of shares we use for awards under the plan can vary over time based on our stock price. We also consider the equity practices of our peer companies. Our use of shares under the Equity Plan also depends on the number of employees and non-executive directors who receive awards under the plan. In determining the 6,000,000 additional shares we are asking stockholders to approve, our management and Board considered a number of factors, including the following:

Historical Grant Practices: The Compensation Committee considered the historical amounts of equity awards we have granted in the past three fiscal years, as listed in the following table:

Fiscal Year	RSU Share Awards Granted (in thousands)	Performance RSU Share Awards Granted (in thousands)	Basic Weighted Average Shares Outstanding (in thousands)
2016	2,039	239	64,941
2015	1,256	195	57,850
2014	1,550	350	55,908

As a result of our acquisition of Cascade Microtech, Inc. in June 2016, our workforce increased by 536 employees.

On an annual basis, we have historically granted full value awards in the form of time vested RSUs and performance shares (which are measured at the maximum impact to the pool).

The following historical grant information results in an average burn rate of 5.94% (for the 2014-2016 fiscal years) of the total of then-outstanding shares (Basic Weighted Average Shares Outstanding) as shown in the following table, counting both options and full-value awards on a one-for-one basis:

Fiscal Year	Time-Based Stock Options Granted (in thousands)	Time-Based RSUs Granted (in thousands)	Performance-Based RSUs Vested (in thousands)(1)	Basic Weighted Average Shares Outstanding (in thousands)	Burn Rate
2016	152	2,039	327	64,941	6.46%
2015	456	1,256	444	57,850	6.04%
2014	-	1,550	238	55,908	5.31%

(1) We have not included the number of performance-based equity awards granted as they should only be counted when (if) earned.
Forecasted Grant Practices: Based on our equity grant practices during fiscal years 2015 and 2016, and to date in fiscal year 2017, we currently project that the requested share increase will meet our recruiting and retention needs for the next two to three years, although a change in strategy or a macro-economic event could alter this projection. However, a change in business conditions or company strategy could alter this projection.
The projected annual grant level of approximately 1,650,000 shares in fiscal 2017 would represent an unadjusted burn rate of approximately 2.3%, bringing our three-year average burn rate to 2.6% of our projected outstanding shares of common stock as of December 30, 2017, which is the end of our fiscal 2017. We project cancellation of options and forfeitures of RSU and PRSU awards of approximately 245,000 shares during fiscal 2017 based on historical rates. If our expectation of cancellations and forfeitures is accurate, our net grants (grants less cancellations and forfeitures) over the next two years would be approximately 2,810,000 shares, or approximately 4.0% of our outstanding shares of common stock as of December 31, 2016.
Awards Outstanding Under Existing Grants. As of the record date:

•
We had outstanding grants of approximately 1,637,081 stock options, with a weighted average exercise price of $9.48 and weighted average remaining term of 2.2 years, and 2,946,520 unvested RSU and performance share awards (1);

•	We had 3,561,307 shares available for future issuance under our Equity Plan;

•
Our outstanding equity awards plus the shares available for future issuance under our Equity Plan (in each case, not including under our employee stock purchase plan), as listed above, represented approximately 11.4% of our outstanding shares of common stock (commonly referred to as the “overhang”) as of March 30, 2017; and

•
Subject to approval of the amended and restated Equity Plan by our stockholders, the outstanding awards as of the record date plus the shares available for future issuance under our Equity Plan (including the 6,000,000 additional shares being requested under the Equity Plan) will result in overhang of approximately 19.7%.

(1) Includes awards assumed in connection with our acquisition of Cascade Microtech, Inc. in June 2016.
Approval of this amendment and restatement of the Equity Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the amendment and restatement of the 2012 Equity Incentive Plan
Plan Description
The following is a summary of certain of the material terms and provisions of the Equity Plan and its operation. The summary, however, does not purport to be a complete description of all provisions of the Equity Plan and is subject to and qualified in its entirety by the provisions of the Equity Plan.
Permitted Awards. Under the Equity Plan, the following types of awards may be made:
•incentive stock options under Section 422 of the Internal Revenue Code;
•nonqualified stock options;
•stock appreciation rights (“SARs”);
•restricted shares;
•restricted stock units (“RSUs”);
•performance shares;
•performance units; and
•deferred stock units.
Shares Available. As of the record date, 3,561,307 shares were available for future grants under the Equity Plan. If our stockholders approve this Proposal No. 5, an additional 6,000,000 shares will be available.
Any shares issued under the plan pursuant to an RSU, restricted shares, performance share or deferred stock unit award will reduce the total number of shares available for issuance under the Equity Plan at the rate of 1.7 shares for every one share issued pursuant to such award. Shares underlying the following types of awards (including any awards granted prior to any stockholder approval of the Equity Plan) will be added back to the number of shares reserved for issuance under the Equity Plan and will accordingly be available for subsequent issuance:

•	Awards that are canceled, that expire or otherwise terminate without the issuance of shares;

•	RSUs, restricted shares, performance shares, performance units or deferred stock units that are forfeited; and

•
Unvested shares issued under the plan that are either forfeited by the participants or repurchased by us (at not more than the original exercise or issue price paid per share) pursuant to our repurchase rights under the plan.

Eligibility. Under our Equity Plan, awards may be granted to our employees, consultants and members of our Board. Incentive stock options may only be granted to employees. As of December 31, 2016, all of our current executive officers, all of our non-employee members of the Board and approximately 1,600 other employees were eligible to participate in the Equity Plan. In fiscal 2016, 290 employees other than our named executive officers received awards under the Equity Plan.
No Repricing. Our Equity Plan prohibits the repricing (directly or indirectly options and SARs, including cashing out underwater awards.
Plan Administration. The Equity Plan may be administered by our Board of Directors or by a committee of Board members appointed by our Board (the “Administrator”). The Administrator has the authority to, among other things, interpret the plan terms, determine the recipients and terms of awards, and amend the terms of certain existing awards (for example, the Administrator may not reprice outstanding options or SARs without stockholder approval). All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of awards under the Equity Plan and on all persons deriving their rights therefrom.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of our Securities
The following table presents information regarding the beneficial ownership of our common stock as of March 30, 2017 for:

•	each person or entity known by us to own beneficially more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and named executive officers as a group.
The percentage of beneficial ownership for the following table is based on 71,672,152 shares of our common stock outstanding as of March 30, 2017. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of March 30, 2017 through the exercise of any option, unit or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options, units or other rights into shares of our common stock.
To our knowledge, except under community property laws or as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all equity beneficially owned. Unless otherwise indicated, each director, named officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
PRIMECAP Management Company (1)	6,993,918	9.76%
Entities affiliated with Wellington Management Group LLP (2)	5,484,373	7.65%
The Vanguard Group, Inc. (3)	5,477,441	7.64%
Dimensional Fund Advisors LP (4)	5,274,906	7.36%
Vanguard Horizon Funds—Vanguard Capital Opportunity Fund (5)	4,591,100	6.41%
BlackRock, Inc (6)	4,265,036	5.95%
Thomas St. Dennis (7)	423,376	*
Michael D. Slessor (8)	533,578	*
Michael M. Ludwig (9)	350,398	*
Richard DeLateur (10)	105,000	*
Raymond A. Link (11)	39,463	*
Lothar Maier (12)	69,000	*
Edward Rogas, Jr. (13)	65,000	*
Michael W. Zellner (14)	63,000	*
Kelley Steven-Waiss (15)	17,750	*
All current directors and executive officers as a group (9 persons) (16)	1,666,565	2.30%
_______________________________________________________________________________

*	Represents beneficial ownership of less than 1%.

(1)
As reported in Amendment No. 13 to Schedule 13G/A of PRIMECAP Management Company reflecting beneficial ownership as of December 31, 2016, which was filed on January 4, 2017 with the Securities and Exchange

Commission. The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California 91101.

(2)
As reported in Schedule 13G of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (together, the “Wellington Funds”) reflecting beneficial ownership as of December 30, 2016, which was filed on February 9, 2017 with the Securities and Exchange Commission. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts, 02210.

(3)
As reported in Amendment No. 5 to Schedule 13G/A of The Vanguard Group, Inc. reflecting beneficial ownership as of December 31, 2016, which was filed on February 13, 2017 with the Securities and Exchange Commission. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(4)
As reported in Amendment No. 2 to Schedule 13G/A of Dimensional Fund Advisors LP reflecting beneficial ownership as of December 31, 2016, which was filed on February 9, 2017 with the Securities and Exchange Commission. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(5)
As reported in Amendment No. 12 to Schedule 13G/A of Vanguard Horizon Funds-Vanguard Capital Opportunity Fund reflecting beneficial ownership as of December 31, 2016, which was filed on February 13, 2017 with the Securities and Exchange Commission. The address of Vanguard Horizon Funds-Vanguard Capital Opportunity Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
As reported in Amendment No. 7 to Schedule 13G/A of BlackRock, Inc. reflecting beneficial ownership as of December 31, 2016, which was filed on January 24, 2017 with the Securities and Exchange Commission. The address of BlackRock, Inc. is 55 East, 52nd Street, New York, New York 10055.

(7)
Represents 164,993 shares held directly by Mr. St. Dennis, 226,050 shares issuable upon exercise of options, and 32,333 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(8)
Represents 273,577 shares held directly by Dr. Slessor, 225,000 shares issuable upon exercise of options, and 35,001 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(9)
Represents 210,398 shares held directly by Mr. Ludwig, 115,000 shares issuable upon exercise of options, and 25,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(10)
Represents 10,000 shares held directly by Mr. DeLateur, 86,000 shares issuable upon exercise of options, and 9,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(11)	Represents 36,102 shares held directly by Mr. Link, and 3,361 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(12)
Represents 12,000 shares held by the Maier Family Revocable Trust, 48,000 shares held directly by Mr. Maier and 9,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(13)
Represents 50,000 shares held directly by Mr. Rogas, 6,000 shares issuable upon exercise of options, and 9,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(14)
Represents 48,000 shares held directly by Mr. Zellner, 6,000 shares issuable upon exercise of options, and 9,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(15)
Represents 3,500 shares issuable upon exercise of options by Ms. Steven-Waiss, and 14,250 units convertible to common stock, all of which shares and units will be vested within 60 days of March 30, 2017.

(16)
Represents 853,070 shares held directly or in a revocable trust by the company's directors and named executive officers as a group, 667,550 shares issuable upon exercise of options, and 145,945 units convertible into common stock, all of which shares and units will be vested and exercisable within 60 days of March 30, 2017.

Equity Compensation Plans
The following table sets forth certain information, as of December 31, 2016, concerning securities authorized for issuance under all equity compensation plans of our company:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity Compensation plans approved by our stockholders(1)	5,310,652	(2)	$9.13	(3)	4,941,577	(4)
Equity compensation plans not approved by our stockholders	—		—		—
Total	5,310,652		$9.13		4,941,577
_______________________________________________________________________________

(1)	Includes our Equity Incentive Plan and the Employee Stock Purchase Plan.

(2)
Represents 2,198,031 shares subject to outstanding options, 2,747,627 shares subject to outstanding time-based restricted stock units, and 364,994 shares subject to unearned performance-based restricted stock units. The unearned performance-based restricted stock units reflect the “Target” number of units that can be earned based on the award metric. Actual units earned may vary from 0% - 125% of the “Target” number. Excludes securities that may be issued under our Employee Stock Purchase Plan.

(3)	Excludes outstanding restricted stock units, both "time" and "performance" based awards, which do not have an exercise price.

(4)
Represents, as of December 31, 2016, 3,473,826 shares of our common stock reserved for future issuance under our Equity Incentive Plan and 1,467,751 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan. Securities available for future issuance under the Equity Incentive Plan reflects unearned performance-based restricted stock unit awards based on the metric "Target" level. Securities available for issuance will be adjusted accordingly based on the actual units earned.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees FormFactor’s accounting and financial reporting processes on behalf of our Board of Directors. FormFactor’s management has primary responsibility for the preparation and integrity of our company’s consolidated financial statements, for implementing systems of internal control over financial reporting and for other financial reporting-related functions. The company’s independent registered public accounting firm for fiscal 2016, KPMG LLP, is responsible for performing an independent audit of FormFactor’s consolidated financial statements, expressing an opinion, based upon its audit, as to the conformity of such financial statements with generally accepted accounting principles in the United States and attesting to the effectiveness of FormFactor’s internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed, with our management and KPMG LLP, the audited consolidated financial statements of FormFactor as of and for the year ended December 31, 2016, including a discussion of the quality of FormFactor’s financial reporting and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies. In addition, the Audit Committee has reviewed and discussed the reports of FormFactor’s internal audit function and the performance of the internal audit function during fiscal year 2016.
The Audit Committee has discussed with KPMG LLP, with and without the company’s management present, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees” including the judgment of KPMG LLP as to the quality of our company’s financial reporting, effectiveness of internal control over financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP the independent accountant’s independence.
Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to our Board of Directors that FormFactor’s consolidated financial statements as of and for the year ended December 31, 2016 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Audit Committee

Michael W. Zellner, Chairperson
Raymond A. Link
Lothar Maier

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This compensation discussion and analysis describes FormFactor’s compensation program for its named executive officers. FormFactor’s named executive officers for fiscal year 2016 (“fiscal 2016”) were Michael D. Slessor, our Chief Executive Officer or CEO and Michael Ludwig, our Chief Financial Officer or CFO, who were our only executive officers during fiscal 2016.
Executive Summary
Compensation Governance

•
Independence.  The Compensation Committee is comprised solely of independent directors. Additionally, the Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee and performs no other services for our company’s management. No work performed by our independent compensation consultant in fiscal 2016 raised a conflict of interest as assessed by the Committee.

•
Stock Ownership Guidelines. We have adopted stock ownership guidelines for our chief executive officer of at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the chief executive officer's annual base salary, and for our other named executive officers of at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer's annual base salary.

•	Performance Based Compensation. Payment of bonuses to our named executive officers and vesting of a portion of their equity compensation depends on the financial performance of the company.

•
Double-Trigger Change in Control Provision. The change in control and severance agreements provided to certain senior executives have “double-trigger” provisions and the level of severance is within or below standard levels. We do not provide any tax gross ups to our named executive officers in the event of a change in control.

•	No Hedging or Pledging. Our insider trading policy generally prohibits hedging of company stock or pledging company stock as collateral of any loan.

•	Clawback Policy. The Compensation Committee has adopted a clawback policy directed to incentive-based cash compensation.

•	Prohibition of Repricings. Our Equity Incentive Plan prohibits stock option and stock appreciation rights, or SARs, repricings without the approval of stockholders.

•	Perquisites. We did not pay special benefits or perquisites to our named executive officers in fiscal 2016.

•
Risk Analysis.  Compensation programs are structured to avoid inappropriate risk taking by our executives and all employees by having the appropriate pay philosophy, peer group and market positioning to support reasonable business objectives. As a result, the Compensation Committee and its independent consultant have concluded that the risks arising from our company’s employee compensation program are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our company.

Executive Compensation Philosophy.   The Compensation Committee of our Board of Directors oversees our company’s executive compensation program and ensures that our named executive officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests. The core of our executive compensation philosophy is to pay-for-performance.
Stockholder support for “Say on Pay” was 97.78% approval at the 2016 Annual Meeting. The Compensation Committee has determined that it will continue to apply the same philosophy and guiding principles to its fiscal 2017 executive compensation program. The Compensation Committee will continue to consider stockholder concerns and feedback in the future. See also “Fiscal 2017 Compensation Approach” below for a description of additional employee compensation principles.
Elements of Executive Compensation.   Our compensation focuses on total direct compensation, which consists of three primary components: (i) base salary, (ii) cash incentives and (iii) long-term equity incentives. We target our total direct compensation at the 50th percentile or median to ensure the overall package is competitive. We provide base salaries that are generally at market-competitive levels so that we can attract and retain superior executives and managers in an extremely competitive environment for qualified talent. Although we take into account peer benchmarks, we also consider a number of factors when setting pay including the level and form of pay provided in the market and at our peer companies. The Compensation Committee takes a holistic view on setting pay to ensure the overall program is meeting the company’s objectives and to provide the Compensation Committee and our CEO with the necessary flexibility to structure individual compensation packages that are within market standards. In addition, we provide our executive officers a variety of benefits that are generally available to all employees.

•	base salary;

•	performance-based cash incentives that will only be awarded if we achieve the pre-determined financial goals as approved by the Compensation Committee; and

•
long-term, performance-based equity incentive awards that are issued in the form of both as performance-contingent RSUs, for encouraging long-term performance and delivering value for our stockholders over time, and time-vested RSUs, for retention and reinforcing our ownership culture. Long-term incentives make up a larger portion of total direct compensation.

Fiscal 2016 Performance and Impact on Executive Compensation.   During fiscal 2016, revenues increased by $101.5 million or 36% to $383.9 million from $282.4 million in 2015. Our net loss increased by $5.0 million or 331% to $6.6 million from $1.5 million in 2015. The net loss for fiscal 2016 included acquisition-related amortization charges of $45.5 million, restructuring and impairment charges of $19.7 million including the write-off of a portion of our intangible in-process research and development asset of $12.4 million and acquisition and integration costs related to our acquisition activities of $7.5 million. This was partially offset by the release the of valuation allowance on a portion of our deferred tax assets as a result of the acquisition of Cascade Microtech resulting in an income tax benefit of approximately $44.0 million, as well as additional post-acquisition revenues and associated net income generated from Cascade Microtech's operations during fiscal 2016. The net loss for fiscal 2015 included restructuring charges of $0.6 million, gain from a business interruption insurance claim of $1.5 million and a net gain from sale of intellectual property of $1.0 million.
Our cash and cash equivalents, marketable securities and restricted cash totaled $110.1 million as of December 31, 2016, as compared to $188.0 million at December 26, 2015. The decrease was primarily due to the cash consideration paid for the acquisition of Cascade Microtech of $228 million (net of cash acquired) partially offset by the $150 million term loan used to fund the acquisition. We believe we will meet our working capital requirements for at least the next twelve months with the liquidity provided by our existing cash and cash equivalents and marketable securities.
Based on the company’s performance, the named executive officers earned cash bonuses, which were directly tied to pre-set objective goals of the company performance. For 2016, achievement of our financial goals was below the target level, therefore each eligible named executive officer received a below-target cash bonus under the applicable bonus plan. Our Actual Total Direct Cash compensation (base salary and cash incentives) for our CEO was below the 25th percentile of our peer group.
Compensation Framework
Compensation Objectives
We are committed to a compensation philosophy that is market-competitive and ensures that our named executive officers and other employees share in our company's success. Our executive compensation plans, policies and programs are designed to achieve three primary objectives:

•	Attract, retain and motivate highly skilled individuals based upon their contribution to the success of our company, and that of our stockholders;

•	Drive outstanding achievement of business objectives and reinforce our company's strong pay-for-performance culture; and

•	Align our named executive officers' interests with the long-term interests of our stockholders with a focus on performance that drives value creation for our stockholders.
Target Pay Position/Mix of Pay
Our compensation program is comprised of a combination of base salary, variable pay-for-performance cash incentive payments, and long-term equity grants. Each of these components is discussed in greater detail below under “Compensation Decisions”. We have a target for setting base salary to ensure the program is competitive to attract and retain executives that can drive performance at the company. We use the 50th percentile as a market reference point when compared to our peer companies as provided by our independent consultant. We have shifted our focus to total direct compensation, to factor in all aspects of pay including salary, cash incentives, time and performance based long-term incentives to ensure the program, in aggregate, is competitive. The Compensation Committee does not have a specific formula that is used between the elements of pay, applying the necessary business judgment required to balance the needs of management in leading the business with those of our stockholders to drive near term and long term performance. Our strategy has been to examine peer group compensation practices, and with an understanding of those practices, create an appropriately leveraged, variable compensation program for our named executive officers. In determining the amounts and forms of compensation, the Compensation Committee also considers such factors as our executives’ experience, performance, internal pay comparisons, retention objectives, and, for the CEO, the relative relationship between the CEO and other leaders in the business, in addition to the impact of cash expenditures and equity dilution. The Compensation Committee believes its approach best supports the pay-for-performance culture and, in turn, the creation of stockholder value over time. Our emphasis on variable, or at-risk, compensation ensures that our named executive officers, subject to retention needs, receive target or above-target compensation only to the extent that our company’s performance goals have been achieved or exceeded.
Our compensation philosophy in 2016 continued to have a focus on pay-for-performance. We closely aligned the compensation paid to our named executive officers with achievement of both near- and long-term financial goals. In fiscal 2016, we structured our compensation mix such that approximately 80% of the target compensation paid to our CEO, and 50% for our CFO, was in the form of performance-based pay in the form of variable cash bonuses and equity awards. Our equity awards were a mixture of approximately 50% time-based and approximately 50% performance-based to reward for long-term performance.
Compensation Benchmarking
The Compensation Committee examines the compensation practices of a peer group of companies, supplemented by survey data using similar peer group parameters, to assess the competitiveness of all elements of our executive officer compensation programs. In January 2016, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, an Aon Hewitt Company, completed its annual review of our peer group. Based on the Compensation Committee’s review and advice of Radford, our peer group for fiscal 2016 consisted of 20 companies for purposes of determining the competitiveness of our named executive officer compensation in fiscal 2016. The Compensation Committee maintained the general framework for selecting peer companies after considering the practices of outside investors and several governance groups.
2016 Peer Group

Global Industry Classification Standard Code	Trailing 12-Months Revenue Range	Market Capitalization Range
Semiconductor—45301020 and Semiconductor equipment—45301010	$125 million - $700 million (0.4x to 2.5x)	$150 million - $1.5 billion (0.3x to 3x)

Advanced Energy Industries	Emcore	Rudolph Technologies
Applied Micro Circuits	IXYS Corporation	Semtech
Axcelis Technologies	Mattson Technology	Sigma Designs
Brooks Automation	Nanometrics	Ultra Clean Holdings
Cabot Microelectronics	PDF Solutions	Ultratech
Cascade Microtech*	Photronics	Veeco
COHU	Power Integrators	Xcerra
*At the time of determination of the peer group, Cascade Microtech, Inc. was an independent public company which met the peer group criteria for inclusion.
In selecting the specific companies, the committee considered the objective criteria, whether the company was considered a peer by various institutional advisors such as Institutional Shareholder Services (ISS) and Glass Lewis, as well as if the company considered FormFactor a peer. For the 2016 peer group, FormFactor’s revenue was at the 44th percentile against the peer group with the market capitalization falling at the 61st percentile at the time that the group was approved.

Compensation Decisions
The Compensation Committee retains all rights to determine all matters of executive compensation and benefits, but has delegated to our Chief Executive Officer and the company’s Human Resources department the responsibility of issuing equity grants to new hires based on a pre-approved schedule and grant guideline. The independent compensation consultant hired by the Compensation Committee, Radford, is retained directly by the Compensation Committee and currently serves as its independent compensation consultant. Radford works directly with the Compensation Committee, and not on behalf of our company’s management, to provide advice and recommendations on competitive market practices and specific compensation decisions. In 2016, Radford did not provide our company’s management with any services. The company subscribes to Radford’s Global Technology Survey to gain access to data needed for benchmarking for all roles across the company. The Compensation Committee determined that its retention of Radford did not raise a conflict of interest.
Compensation Components
Base Salary
Base salaries are designed to provide market-competitive, fixed compensation, which allows us to attract and retain the highly skilled executive officers required to drive business results and stockholder value.
The Compensation Committee typically reviews base salary rates for our named executive officers annually at the second quarter meeting and at other meetings when an executive is considered for promotion. Salary rates and any annual adjustments are determined by the Committee based on a number of factors, including level of responsibility, expertise, and experience of the individual, internal equity, individual and company performance, competitive conditions in the industry, and salary norms for individuals in comparable positions at comparable companies, as well as the company’s cash flow considerations. The Compensation Committee also considers recommendations made by our CEO regarding salary rate adjustments for his direct reports. The executive compensation objective is to be competitive with the market, which we have defined as being at the 50th percentile of our peer group. While the Compensation Committee used the 50th percentile or median as a general guide, the Compensation Committee members apply their business judgment to determine the level of salary based on the above factors, particularly because base salary is fixed rather than variable. As a result of the above factors, during fiscal 2016, the actual base salary provided to our CEO and CFO fell around the 25th percentile of the peer group. Discussions regarding the compensation of our CEO are held outside of his presence. The base salaries for Messrs. Slessor and Ludwig increased to $500,000 (from $450,000) and $312,000 (from $300,000), respectively, in 2016.
Variable Cash Incentive Plan
We provide a variable cash incentive opportunity through our Employee Incentive Plan which awards cash bonuses to our named executive officers and other employees based upon the achievement of corporate goals. We determine these corporate goals based upon the company’s strategic objectives, historic performance and market conditions as presented to the board for approval. At the time that the targets for incentive plan purposes are set, the corporate goals were deemed to be challenging, and requiring significant effort to be achieved at target. We believe the quarterly incentive structure as opposed to an annual structure works for our company as the shorter period allows for better goal setting and enables us to adapt to the changing sector dynamics and integrate the results from recent mergers or acquisitions, such as the June 2016 acquisition of Cascade Microtech, Inc.
For fiscal 2016, the Employee Incentive Plan and bonuses for the named executive officers depended (solely) upon meeting pre-defined financial metric objectives defined in relation to operating income. The following table shows each target bonus as a percentage of salary in 2016:

Named Executive Officers	2016 Target Bonus as a % of Salary
Michael D. Slessor	100%
Michael Ludwig	60%
If the company did not achieve the financial performance goals in 2016, the actual total cash compensation would be below the 50th percentile of the peer levels, and if the company exceeded goals, there was an opportunity to be rewarded above the 50th percentile and above our peers. This approach is aligned with the company’s pay-for-performance philosophy.
For 2016, the company achieved varying levels of performance in each quarter as illustrated below. Based on this performance, the actual bonus awards were below the target, which the Compensation Committee believed was an appropriate alignment with performance.

The following table shows the level of achievement against our financial goals for each quarter:

Period	Operating Income Result (in thousands) (1)	Operating Income Target (in thousands)	% Achieved
Q1	($6,068)	$14,100	0%
Q2	$10,305	$14,100	75.6%
Q3	$21,956	$25,100(2)	85.0%
Q4	$19,629	$25,100	80.1%
Annual			62.7%

(1)	The Operating Income Result excludes bonus payments, stock compensation, acquisition and integration costs, intangible asset amortization and one-time non-recurring charges.

(2)	The Operating Income Target was adjusted in Q3 to reflect the expected increase in operating income as a result of the June 2016 Cascade Microtech, Inc. acquisition.

As a result, each named executive officer received 62.7% of his target incentive award for fiscal 2016.
Equity
Our Equity Incentive Plan authorizes the award of different types of equity awards, including stock options, restricted stock units and performance based restricted stock units. Equity awards to our named executive officers are made at the discretion of the Compensation Committee in accordance with the Equity Incentive Plan and our company’s equity grant guidelines. Equity compensation tied to the performance of our company’s common stock is used to reward performance and contributions to our company, as well as for retention purposes.
The Compensation Committee believes that equity compensation is a very important component of our pay-for-performance compensation philosophy, and is an effective way to align compensation for named executive officers over a multi-year period directly with the interests of our company’s stockholders by motivating and rewarding creation and preservation of stockholder value. Equity awards to our named executive officers are generally made on an annual basis, along with the annual equity awards made to other employees of our company. All annual grants are historically approved at a regularly scheduled meeting of the Compensation Committee under our guidelines for equity awards and issued during an open trading window under our company’s insider trading policy. The Compensation Committee also considers and grants equity awards for special situations, such as promotions, from time to time.
Fiscal 2016 Equity Awards
In fiscal 2016, the Compensation Committee chose to continue issuing the annual equity awards in the form of a combination of performance-based and time-vested restricted stock units to named executive officers. Restricted stock units were awarded because their value is directly impacted by all stock price changes and therefore tied directly to stockholder value. Restricted stock unit awards are also potentially less dilutive to stockholders than stock options. Additionally, awards of market performance-based restricted stock units were given to our named executive officers in fiscal 2016, constituting the majority of their annual equity awards. These performance-based restricted stock unit awards are based on the company’s performance as measured as Total Shareholder Return on a relative basis against the S&P Semiconductor Index.
The fiscal 2016 annual equity grants delivered to our named executive officers represented grant values between the 50th and 75th percentiles of our fiscal 2016 peer group. Subject to the officer’s continued service with our company, the time-based restricted stock unit awards will vest annually over a period of three years. The performance-based restricted stock unit awards will vest following the end of the three-year performance period, depending on how much of the units are earned (between 0% and 125% of the target amount), as certified by the Compensation Committee, based on the company’s Total Shareholder Return (TSR) for the period from April 1, 2016 through March 31, 2019 relative to the TSR of the companies identified as being part of the S&P Semiconductors Select Industry Index as of April 1, 2016.

The table below reflects selected details relating to the TSR awards granted to Messrs. Slessor and Ludwig in fiscal 2016(1):

Objective	Maximum	Target	Threshold	No Payout
Percentile Rank	75th percentile or higher	50th percentile	25th percentile	Below the 25th percentile
Payout Percentage	125%	100%	50%	0%
(1)    Achievement at levels between the points shown above are determined using linear interpolation.
The individual amounts for the fiscal 2016 annual equity awards to Messrs. Slessor and Ludwig are set forth in the table below:

Named Executive Officer	2016 Annual Time-Based Restricted Stock Unit Awards (#)	2016 Annual Market-Based Restricted Stock Unit Awards (#) (1)
Michael D. Slessor	30,000	40,000
Michael Ludwig	28,000	45,000
(1)    Market-based restricted stock unit awards reflect the “Target” number of units that can be earned. Actual units earned may vary from 0% - 125% of the “Target” number based upon relative Total Shareholder Return (TSR) as described above.
See the table entitled “Grants of Plan-Based Awards in Fiscal Year 2016” under “Executive Compensation and Related Information” in this Proxy Statement for additional information regarding these equity awards to our named executive officers in fiscal 2016.
Achievement of TSR Awards for Performance Ended March 31, 2016
Our performance-based RSUs granted in fiscal 2014 had a two-year performance period that ended March 31, 2016, based on TSR, similar to the structure described above for our fiscal 2016 grants. For that completed performance period, our achievement results were 328,600 PRSUs, which was 106% of the target earned for the fiscal 2014 PRSUs.
Stock Ownership Guidelines
We have stock ownership guidelines for our executive officers, which are set forth in our company’s Governance Guidelines. Our Corporate Governance Guidelines state that (i)  the Chief Executive Officer of the company shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary; and (ii) each “executive officer” other than the Chief Executive Officer of the company (as determined by the Board) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary. Shares counted for this purpose shall include shares owned by the executive officer, shares owned jointly with, or separately by spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units. Beginning April 2011, executive officers will have five (5) years to meet these ownership guidelines. New executive officers have five (5) years from the time they become executive officers to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board, executive officers will have three years from the time of the increase to acquire any additional shares needed to meet such revised guidelines.
As of December 31, 2016, each of the named executive officers was in compliance within the stated timeframe.
Clawback Policy
In March 2011, we adopted a clawback policy which requires that in the event our company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from any current or former executive officer any incentive-based cash compensation for the three year period preceding the date on which an accounting restatement is required, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.
Change of Control and Severance Benefits
Our change of control severance agreements with our executive officers and certain of our other officers are described in this Proxy Statement under “Executive Compensation and Related Information-Change of Control, Severance, Separation and Indemnification Agreements.” On April 25, 2016, the Compensation Committee approved new forms of change of control severance agreement for the company’s executive officers because the prior agreements had expired or were expiring, on substantially similar terms as those previously in place. In addition, the Committee approved severance benefits outside of a change of control in the event the company’s Chief Executive Officer, Michael Slessor, is terminated without cause or resigns for good reason, consistent with the company’s past practice.
The Compensation Committee believes that these agreements protect the interests of our stockholders by providing a framework for avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The uncertainty about future status of employment among management that can arise in the face of a potential change of control could result in the untimely departure or distraction of key officers. Change of control severance agreements provide support to officers to remain with our company despite uncertainties while a change of control is under consideration or pending and the Compensation Committee believes that the potential benefits under these agreements are reasonable and generally comparable to competitive agreements offered by our peer companies to their senior executives. Benefits are “double-trigger” - that is, they are provided to the executive only in the event that the executive is terminated, or the executive involuntarily experiences material changes in terms of employment, following a change of control. The agreements do not include a gross up for excise tax under Internal Revenue Code section 280G.
Under our Equity Incentive Plan, if a change in control occurs, performance based equity awards will be deemed earned at the greater of target or actual results immediately prior to the change in control and, unless the awards are replaced, they will be settled immediately prior to the change in control.
Other Benefits and Perquisites
Our named executive officers participate in various employee benefit plans, including health, dental and vision care plans, life insurance and our company's 401(k) and stock purchase plans. These benefit plans are the same plans offered to our other employees.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to our Chief Executive Officer and the three other most highly compensated officers of our company excluding our Chief Financial Officer. Section 162(m) of the Internal Revenue Code of 1986 generally provides that publicly-held companies cannot deduct compensation paid to its top officers to the extent that such compensation exceeds $1 million per officer. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code is exempted from the $1 million deduction limit.
While the Compensation Committee attempts to maximize the deductibility of compensation paid to our named executive officers, the Committee retains the discretion and flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the interests of our stockholders. Accordingly, from time to time, the Compensation Committee may approve, and our company may pay, compensation to our named executive officers that is not fully deductible under Section 162(m).
Fiscal 2017 Compensation Approach
For fiscal year 2017, we have not materially changed our approach to executive compensation:

•	Market Median—we will continue to pay consistent with the market median of our peers if warranted by performance. In particular:

◦	base salary will be targeted at approximately the median of our peer companies; and

◦
total direct compensation (base salary, annual cash incentives and long term equity incentives) will be targeted at the median of our peers, assuming achievement at plan. Higher levels of total direct compensation may be achieved should company performance exceed plan. Likewise, lower levels of total direct compensation may be earned should the company's performance does not meet the plan.

•
Variable Cash Incentive Awards—Achievement of variable cash incentive awards for fiscal 2017 for named executive officers will be measured solely on the basis of the achievement of pre-established financial goals with a specific threshold company performance requirement.

•	Long-Term, Equity-Based Incentive Awards—The Committee intends that a portion of equity grants will be subject to a multi-year performance conditions.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" contained in this Proxy Statement with our company's management. Based on this review and discussions, the Compensation Committee has recommended to FormFactor's Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Submitted by the Compensation Committee
Edward Rogas, Jr., Chairperson
Lothar Maier
Kelley Steven-Waiss

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

Name	Age	Position
Michael M. Ludwig	56	Chief Financial Officer
Michael D. Slessor	47	Chief Executive Officer and Director
Michael M. Ludwig has served as our Chief Financial Officer since May 2011. Mr. Ludwig also served as our Vice President, Finance from December 2009 to May 2011, was a consultant to our company from February 2009 to December 2009, and served as our Vice President and Corporate Controller from April 2001 to April 2007. Mr. Ludwig has also held senior level finance and accounting positions at Force 10 Networks, Inc., a division of Dell Inc., that builds and secures high performance networks, and at divisions of Tyco Electronics and Beckman Coulter. Mr. Ludwig holds a B.S. in accounting from California State Polytechnic University, Pomona.
Summary Compensation
The following table presents information regarding the compensation paid during fiscal years 2016, 2015 and 2014 to our President and Chief Executive Officer and our Chief Financial Officer who were our only executive officers during fiscal year 2016.

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael D. Slessor, President and Chief Executive Officer	2016	487,500	—	560,400	(4)	—	306,946	3,930	1,358,776
	2015	448,846	—	578,280		1,702,485	341,621	3,948	3,075,180
	2014	350,000	85,320	832,695		—	179,608	3,900	1,451,523
Michael M. Ludwig, Senior Vice President and Chief Financial Officer	2016	309,000	—	929,600	(4)	—	115,088	3,012	1,356,700
	2015	300,000	—	719,108		—	137,016	2,626	1,158,750
	2014	300,000	—	647,205		—	127,683	3,900	1,078,788

(1)
The dollar amounts shown are based on the fair value of the award as of the grant date. The fair value of our fiscal 2016 time-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date. The fair value of our performance-based stock awards (which are market-based stock awards) was derived under a Monte Carlo simulation model. Assumptions used in the calculation of these amounts are described in Note 13, Stock-Based Compensation, to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	Represents amounts earned for performance in the applicable year under our company's Employee Incentive Plan, which is described under "Compensation Discussion and Analysis" in this Proxy Statement.

(3)	The amounts in this column represent matching contributions under our company 401(k) Plan.

(4)
The dollar amount shown includes time-based and market-based restricted stock unit awards. With respect to our performance-based restricted stock unit awards (which are market-based awards), the grant date valuation of $340,500 and $630,000 for Michael D. Slessor and Michael M. Ludwig, respectively, is derived from certain market performance criteria which is based on the Company's Total Shareholder Return (TSR) for the period from April 1, 2016 to March 31, 2019 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%. Actual performance may result in fewer shares becoming earned and vested, which will reduce the value of the award.

Grants of Plan-Based Awards in Fiscal Year 2016
The following table presents information regarding stock options and restricted stock units granted during fiscal year 2016 to our named executive officers. These equity awards were granted under our Equity Incentive Plan. The vest schedule for the awards is set forth below in the table “Outstanding Equity Awards at Fiscal Year Ended December 31, 2016.” There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized. The following table also presents information in the “Non-Equity Incentive Plan Awards” columns regarding potential awards under our Employee Incentive Plan for fiscal year 2016. All awards presented in the table below are further described under “Compensation Discussion and Analysis-Compensation Components” in this Proxy Statement.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date for Stock and Option Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Threshold 25% ($)	Target ($)	Max 125% ($)	Threshold 50% (#)	Target 100% (#)	Max 125% (#)
Michael D. Slessor	125,000	500,000	625,000	20,000	40,000	50,000	5/2/2016	—	—	—	340,500
							5/2/2016	30,000	—	—	219,900
Michael M. Ludwig	46,800	187,200	234,000	22,500	45,000	56,250	8/19/2016	—	—	—	630,000
							8/19/2016	28,000	—	—	299,600

(1)	The threshold calculations for fiscal year 2016 assume that our company met only the minimum corporate performance under our Employee Incentive Plan.

(2)	The awards granted were approved by our Compensation Committee of the Board of Directors.

(3)
The fair value of our time-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date. The fair value of our performance-based stock awards (which are market-based awards) was derived under a Monte Carlo simulation model while the fair value of our time-based option awards was calculated using the Black-Scholes option pricing model.

With respect to our performance-based restricted stock unit awards (which are market-based awards), the grant date valuation of $340,500 and $630,000 for Michael D. Slessor and Michael M. Ludwig, respectively, is derived from certain market performance criteria which is based on the Company's Total Shareholder Return (TSR) for the period from April 1, 2016 to March 31, 2019 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%. Actual performance may result in fewer shares becoming earned and vested, which will reduce the value of the award.
Assumptions used in the calculation of these amounts are described in Note 11-Stock-Based Compensation to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Our company’s use of the stock-based valuation model should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual values of the award may be significantly different.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2016
The following table presents information regarding outstanding equity awards held by our named executive officers at December 31, 2016.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael D. Slessor	—	—		—	—	18,334	(3)	205,341	40,000	(7)	448,000
	—	—		—	—	13,334	(4)	149,341	40,000	(8)	448,000
	—	—		—	—	30,000	(5)	336,000	—		—
	112,500	337,500	(6)	8.44	2/9/2022	337,500	(6)	931,500	—		—
Michael M. Ludwig	40,000	—		10.30	11/10/2017	15,000	(3)	168,000	45,000	(7)	504,000
	75,000	—		10.37	4/29/2018	20,000	(4)	224,000	45,000	(8)	504,000
	—	—		—	—	28,000	(9)	313,600	—		—

(1)	Vesting information is based on the original grant.

(2)
Market value was determined by multiplying the closing fair market value for a share of our company's common stock as of December 30, 2016, which was our company's last business day of fiscal year 2016, of $11.20, by the number of unvested and unearned units.

(3)	33.33% of the stock units vest each May 5 commencing May 5, 2015.

(4)	33.33% of the stock units vest each May 28 commencing May 28, 2016.

(5)	33.33% of the stock units vest each May 2 commencing May 2, 2017.

(6)	25% of the options vest each February 9 commencing February 9, 2016.

(7)
These units reflect a probable "Maximum" achievement based on the company's Total Shareholder Return (TSR) for the period from April 1, 2015 to March 31, 2017 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125%. 100% of the earned units will vest on the certification date in 2017.

(8)
These units reflect a probable "Maximum" achievement based on the company's Total Shareholder Return (TSR) for the period from April 1, 2016 to March 31, 2019 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125%. 100% of the earned units will vest on the certification date in 2019.

(9)	33.33% of the stock units vest each August 19 commencing August 19, 2017.
Option Exercises and Stock Vested at Fiscal Year Ended December 31, 2016
The following table presents information concerning the exercise of options during fiscal year 2016 by our named executive officers, and the vesting of stock units held by them during fiscal year 2016 (with the reported value based on the market price on the applicable date):

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael D. Slessor	—	—	124,799	897,227
Michael M. Ludwig	—	—	103,600	742,938
Change of Control, Severance, Separation and Indemnification Agreements
Change of Control, Severance Agreements.    We have entered into change of control severance agreements with each of our named executive officers and certain other officers. Each change of control severance agreement provides for the officer to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the officer signing a release of claims in favor of our company:

•
lump sum cash severance payment equal to one year’s annual base salary and the greater of (a) the annual target bonus or (b) the annual target bonus multiplied by the average rate of annual bonus relative to target paid to officers covered by similar change of control severance agreements for the two most recently completed fiscal years (subject to the participating officer’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination);

•
continuation of health benefits for one year (subject to the participating officer’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination); and

•	fully accelerated vesting of all equity awards, with any forfeiture provisions and/or company right of repurchase automatically lapse in full.

Terminations of employment that entitle the officer to receive severance benefits under the change of control severance agreement consist of either termination by our company without “cause” or by resignation of the officer for “good reason” within 120 days of an event constituting “good reason” if in each case within one year following a “change of control”. The change of control severance agreements provide the following definitions:

•	"change of control" means the first to occur of any of the following events:

(i)
the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

(ii)
(A) any approval by our stockholders of a plan of complete liquidation of our company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by our company of all or substantially all of our company’s assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of our company and other than a sale or disposition which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than 60% of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition; or

(iii)
any “person” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 40% or more of the total voting power represented by our company’s then outstanding voting securities; or

(iv)
during any period of two consecutive years after the effective date of the change of control severance agreement, the incumbent directors cease for any reason to constitute a majority of our Board of Directors.

•	“cause” means the occurrence of any of the following:

(i)
any act of personal dishonesty taken by the employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the employee and is reasonably likely to result in material harm to our company;

(ii)	the employee’s conviction of a felony;

(iii)	a willful act by the employee which constitutes misconduct and is materially injurious to our company; or

(iv)
continued willful violations by the employee of the employee’s obligations to our company after the employee has received a written demand for performance from our company which describes the basis for our company’s belief that the employee has not substantially performed his or her duties.

•	“good reason” means the occurrence of any of the following:

(i)
without the employee’s express written consent, a material reduction of the employee’s duties, position or responsibilities relative to the employee’s duties, position or responsibilities in effect immediately prior to the change of control;

(ii)	a reduction of more than 10% of the employee’s base salary or target bonus as in effect immediately prior to such reduction;

(iii)	without the employee’s express written consent, the relocation of the employee’s primary work location by more than 50 miles; or

(iv)	the failure of our company to obtain the assumption of the change of control severance agreement by a successor;
provided, however, that the employee will have good reason to terminate employment only if (i) the employee provides notice to the company of the existence of the event or circumstances constituting good reason specified in any of the preceding clauses within 90 days of the initial existence of such event or circumstances, and (ii) the company does not remedy such event or circumstances within 15 days following receipt of such notice.
The change of control severance agreements provide that if payments to an officer are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced only to the extent that such reduction would increase the benefits received by the officer on an after-tax basis. The change of control severance agreements do not alter the at-will employment of the officers who have entered into them.
Under our Employee Incentive Plan, which provides for performance bonuses to our officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the officer participants at that time.
The following table presents information regarding change of control payment and benefit estimates for our named executive officers who were subject to the change in control agreement at fiscal year-end. We prepared the table assuming that both a change of control occurred and the employment of our current named executive officers was terminated without cause or by resignation of the officer for good reason on December 30, 2016, which was our company’s last business day of fiscal year 2016. For restricted stock unit awards, the intrinsic value is based upon the December 30, 2016 closing price for our company common stock of $11.20 and for stock options, the value is based on such $11.20 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such change of control and such officer’s separation from our company.

	Michael D. Slessor	Michael M. Ludwig
Base salary ($)	500,000	312,000
Short-term incentive compensation ($)	500,000	187,200
Stock options ($)(1)	931,500	—
Stock awards ($)(1)	1,810,682	1,965,600
Health benefits ($)	18,121	13,560
Sub-Total ($)	3,760,303	2,478,360
280G Reduction in Severance Benefits ($)	—	—
Total ($)	3,760,303	2,478,360

(1)
Stock awards include time-based option and restricted stock unit awards and market (TSR) based restricted stock unit awards. The change of control payouts for the market (TSR) based restricted stock unit awards granted on May 28, 2015, May 2, 2016 and August 19, 2016 were calculated based on 125% of the “Target” level of the award metric.

Severance Agreement with Dr. Slessor. The CEO Change of Control and Severance Agreement with Dr. Slessor also provides that if his employment is terminated by our company as a result of any involuntary termination at any time other than within 12 months following a change of control (as these terms are defined in the agreement), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the number of calendar days the officer was employed in the year of his termination (or if such bonus is intended to be under a Section 162(m) plan, a pro-rata portion of the lessor of (x) the bonus actually earned for the year of termination, as determined following the end of the year, and (y) the target bonus), health benefits coverage for twelve months, accelerated vesting of his outstanding equity awards as if he had continued in employment for twelve additional months following his separation; provided that with respect to any performance-based equity award for which the performance period has not ended as of the date of termination but for which the initial vesting date would occur within twelve months following his separation, such performance award will remain outstanding and, upon determination of the amount earned for such performance period, the earned amount of the performance period will be subject to the same twelve-month acceleration; and twelve months following his separation to exercise any vested stock options not to exceed the expiration date of such options. These separation benefits are subject to Dr. Slessor executing a release in favor of FormFactor.

The following table presents information regarding payment and benefit estimates for Dr. Slessor assuming that his employment with our company was terminated without cause by us or by his resignation within 120 days of any event constituting good reason on December 30, 2016, which was our company’s last business day of fiscal year 2016. For restricted stock unit awards, the intrinsic value is based upon the December 30, 2016 closing price for our company common stock of $11.20, and for stock options, the value is based on such $11.20 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of his separation from our company.

Michael D. Slessor
Base salary ($)	500,000
Short-term incentive compensation ($)	500,000
Stock options ($)(1)	310,500
Stock awards ($)(1)	952,007
Health benefits ($)	18,121
Sub-Total ($)	2,280,628
280G Reduction in Severance Benefits ($)	—
Total ($)	2,280,628

(1)    Stock awards include time-based option and restricted stock unit awards and market (TSR) based restricted stock unit awards.

Indemnification Agreements.    We have entered into indemnification agreements with each of our current and former directors, current and former executive officers and certain other officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements are in addition to the indemnity provisions in our company’s certificate of incorporation and bylaws. We also intend to enter into indemnification agreements with our future directors and executive officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance Committee. Pursuant to that authority, the Governance Committee has adopted the Statement of Policy Regarding Related Person Transactions to provide procedures for reviewing, approving and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance Committee. This policy is intended to supplement, and not to supersede, our company’s other policies that may be applicable to or involve transactions with related persons, such as the company’s Statement of Corporate Code of Business Conduct. This policy is posted on our company’s website at www.formfactor.com.
Other than the compensation arrangements for directors and executive officers described above, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have a material interest.
PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2018 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than December 11, 2017. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.
Requirements for Stockholder Proposals to be Brought Before Our Annual Meeting.    Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2018 Annual Meeting of Stockholders, a stockholder’s notice must be received by us between and including February 10, 2018 and March 12, 2018. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Corporate Secretary must for each matter the stockholder proposes to bring before the annual meeting set forth the information required by our bylaws and applicable law.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of the copies of the Form 3, 4 and 5, and amendments to these forms, provided to us and the written representations from our directors and executive officers and persons who own more than 10% of our common stock, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

OTHER BUSINESS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holder.
Whether or not you are able to attend this year’s Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Jason Cohen Secretary
Livermore, California April 10, 2017

Appendix A
FORMFACTOR, INC.
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
(As amended and Restated Effective May 26, 2017)
SECTION 1. ESTABLISHMENT AND PURPOSE.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Participants to focus on critical long-range objectives, (b) encouraging the attraction and retention of individuals with exceptional qualifications and (c) linking Participants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or Stock Appreciation Rights. Subject to approval by the Company’s stockholders, this Plan supersedes the plan in effect prior to the Effective Date.
SECTION 2. DEFINITIONS.
“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.
“Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
“Cause” shall mean (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company or (c) a failure to materially perform the customary duties of employee’s employment.
“Certification Date” means the date that the Committee makes its written certification of a Final Award.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean a committee of one or more members of the Board of Directors appointed by the Board of Directors (or, as the context permits, a subcommittee of one or more members of the Board appointed by the Committee) to administer the Plan in accordance with the provisions hereof.
“Company” shall mean FormFactor, Inc., a Delaware corporation, and its Subsidiaries.
“Consultant” shall mean a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor.
“Eligible Participant” shall mean (i) any individual who is a common-law employee of the Company or an Affiliate; (ii) a member of the Board of Directors; (iii) a member of the board of directors of a Subsidiary or an Affiliate; or (iv) a Consultant.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Executive Officer” shall mean an officer as defined in Rule 16a-1(f) under the Exchange Act, or any successor provision.
“Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Award. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Award, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.
“Fair Market Value” shall mean the closing price on the Nasdaq Global Market on the date the value is to be determined as reported at www.nasdaq.com. If there are no trades on such date, the closing price on the next business day upon which trades occurred shall be the Fair Market Value.
“ISO” shall mean an employee incentive stock option described in Code Section 422.
“Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
“Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company.
“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” shall mean an individual or estate who holds an Award.
“Performance Condition” shall mean a performance condition established with respect to an Award in accordance with the provisions hereof.
“Performance Goal” shall mean one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Committee in accordance with Code Section 162(m): (i) operating income; (ii) net income; (iii) economic value added; (iv) earnings; (v) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (vi) cash flow; (vii) sales or revenue; (viii) expenses; (ix) profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) stock price; (xiv ) total shareholder return or total shareholder return growth; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) writeoffs; (xviii) cash; (xix) assets; and/or (xx) liquidity, each with respect to the Company and/or one or more of its operating units. Awards to Participants who are not subject to the limitations of Code Section 162(m) may be determined without regard to Performance Goals and may involve Committee discretion.
“Performance Period” shall mean the period of service to which the Performance Condition relates.
“Plan” shall mean this Equity Incentive Plan of FormFactor, Inc., as amended from time to time.
“Prior Plans” shall mean the Company’s 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan.
“Restricted Share” shall mean a Share awarded under the Plan.
“Restricted Share Award” shall mean the agreement between the Company and the recipient of a Restricted Share, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Restricted Shares.
“SAR” shall mean a stock appreciation right granted under the Plan.
“SAR Award” shall mean the agreement between the Company and a Participant, or the notice to the Participant, which contains the terms, conditions and restrictions pertaining to his or her SAR.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Service” shall mean service as an Eligible Participant.
“Share” shall mean one share of Stock, as adjusted in accordance with the adjustment provisions of the Plan (if applicable).
“Stock” shall mean the Common Stock of the Company.
“Stock Option Award” shall mean the agreement between the Company and a Participant, or the notice to the Participant, which contains the terms, conditions and restrictions pertaining to his Option.
“Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
“Stock Unit Award” shall mean the agreement between the Company and the recipient of a Stock Unit, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Stock Unit.
“Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Total and Permanent Disability” shall mean a (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee (including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee), renders the Participant unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.
SECTION 3. ADMINISTRATION.
(a) Committee Procedures. One or more Committees appointed by the Board of Directors shall administer the Plan. The Board of Directors shall designate one of the members of the Committee as chairperson. Unless the Board of Directors provides otherwise, the Compensation Committee shall be the Committee. The Board of Directors may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
The Committee shall have membership composition which enables (i) Awards to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act and (ii) Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.
The Compensation Committee may also appoint one or more separate subcommittees composed of one or more directors of the Company who need not qualify under either Rule 16b-3 or Section 162(m) of the Code, who may administer the Plan with respect to persons who are not subject to Section 16 of the Exchange Act and/or Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
(b) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i) To interpret the Plan and to apply its provisions;
(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) To determine when Awards are to be granted under the Plan;
(v) To select the Eligible Participants who are to receive Awards under the Plan;
(vi) To determine the number of Shares to be made subject to each Award;
(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price, the vesting of the Award (including accelerating the vesting of Awards) and to specify the provisions of the agreement relating to such Award;
(viii) To amend any outstanding Restricted Share Award, Stock Option Award, SAR Award or Stock Unit Award subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement;
(ix) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;
(x) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xi) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Restricted Share Award, Stock Option Award, SAR Award, or Stock Unit Award;
(xii) To take any other actions deemed necessary or advisable for the administration of the Plan;
(xiii) To determine, at the time of granting an Award or thereafter, that such Award shall vest as to all or part of the Shares subject to such Award in the event of a corporate transaction.
(xiv) To accelerate the vesting, or extend the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate.
In addition, without amending the Plan, the Committee may grant awards under the Plan to eligible employees or consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

Subject to the requirements of applicable law, the Board of Directors may authorize one or more officers of the Company to grant Awards and the Committee may designate persons other than members of the Committee to carry out its responsibilities, and the Committee may prescribe such conditions and limitations as it may deem appropriate, except that the Board of Directors or the Committee may not delegate its authority with regard to Awards to persons subject to Section 16 of the Exchange Act or Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.
Except arising from any action taken, or failure to act, in bad faith, each member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any agreement under the Plan, and (ii) from any and all amounts paid by him or her, with the Company’s prior approval, in settlement thereof or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall have given the Company a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4. ELIGIBILITY.
(a) General Rule. Only Eligible Participants may be granted Restricted Shares, Stock Units, NSOs or SARs. In addition, only individuals who are employed as common-law employees by the Company may be granted ISOs.
(b) Limitation on Awards. In any fiscal year of the Company, no individual shall receive Options, SARs, Restricted Shares and/or Stock Units covering in excess of 2,000,000 Shares in the aggregate; provided, however, that Outside Directors may only receive Awards covering up to 50,000 Shares in the aggregate per Outside Director in any fiscal year of the Company. The limitations under this Subsection shall be subject to adjustment pursuant to the adjustment provisions of the Plan.
(c) Director Fees. Each Outside Director may elect to receive Restricted Shares or Stock Units under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, an Outside Director’s regular annual retainer shall include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Outside Director’s regular annual retainer (up to a limit of 100% of the Outside Director’s regular annual retainer). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Restricted Stock Award or Restrict Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures.
SECTION 5. STOCK SUBJECT TO PLAN.
(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan from April 18, 2012 shall not exceed 17,900,0001 Shares, less all Shares granted between February 28, 2012 and April 18, 2012. After May 26, 2017, Shares issued as Restricted Shares, pursuant to Stock Units or pursuant to the settlement of dividend equivalents will continue to count against the shares available for issuance under the Plan as 1.7 Shares for every 1 Share issued in connection with the Award or dividend equivalent. This limit shall be subject to the provisions of the next Subsection and shall be subject to adjustment pursuant to the adjustment provisions of the Plan. No fractional Shares shall be issued under the Plan.

______________________________________________
1Reflects original share reserve of 7,400,000 plus additional 4,500,000 shares approved in 2015 and 6,000,000 subject to stockholder approval at the 2017 annual meeting.

(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying the Awards, plus the number of additional Shares, if any, that counted against shares available for issuance under the Plan in respect thereof at the time of grant, shall again become available for Awards under the Plan. In addition, any authorized shares not issued pursuant to outstanding grants under the Prior Plans that are forfeited or are terminated for any other reason before being exercised will again be available for grant and issuance under this Plan. If Stock Units are settled, then such Stock Units shall be counted in full against the number of Shares available for Awards under the Plan, regardless of the number of Shares (if any) actually issued in settlement of such Stock Units. If SARs are exercised, then such SARs shall be counted in full against the number of Shares available for Awards under the Plan, regardless of the number of Shares (if any) actually issued in settlement of such SARs.
(c) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.
SECTION 6. RESTRICTED SHARES.
(a) Restricted Share Award. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Awards entered into under the Plan need not be identical.
(b) Payment for Awards. Subject to the following sentence and applicable law, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company, as the Committee may determine. To the extent an Award of Restricted Shares consists solely of treasury shares, the Award may be made without consideration furnished by the recipient.
(c) Vesting. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award. Unless the Restricted Share Award provides otherwise, each grant of Restricted Shares shall vest with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. A Restricted Share Award may provide for accelerated vesting in the event of a corporate transaction or otherwise (if specified in the Committee at the time of grant). To the extent that an Award of Restricted Shares has not vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.
(d) Voting and Dividend Rights. The holders of vested Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.
(e) Assignment or Transfer of Restricted Shares. Except as provided herein, or in a Restricted Share Award, or as required by applicable law, Restricted Shares shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Subsection shall be void. However, this Subsection shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Shares in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Shares by will or by the laws of descent and distribution.
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.
(a) Stock Option Award. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan. The Stock Option Award shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Awards entered into under the Plan need not be identical. A Stock Option Award may not provide that a new Option will be granted automatically to the Participant when he or she exercises a prior Option and pays the Exercise Price.
(b) Number of Shares. Each Stock Option Award shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan. The maximum aggregate number of ISOs awarded under the Plan shall not exceed the number of Shares subject to the Plan under Section 5(a). The limitation of this Subsection shall be subject to adjustment pursuant to the adjustment provisions of the Plan.

(c) Exercise Price. Each Stock Option Award shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Subsection, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms permitted under the Plan.
(d) Exercisability and Term. Unless the Stock Option Award provides otherwise, each Option shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such Option on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. The term of an Option shall be ten (10) years from the date of grant unless the Stock Option Award provides for a shorter term. A Stock Option Award may provide for accelerated vesting in the event of the corporate transaction or otherwise as specified by the Committee. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Subsection, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(e) Nontransferability. Except as set forth in a Stock Option Award, during a Participant’s lifetime, his Option(s) shall be exercisable only by him and shall not be transferable, and in the event of a Participant’s death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.
(f) Exercise of Options Upon Termination of Service. Each Stock Option Award shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Unless the Stock Option Award provides otherwise, Options which are unvested at the time of a Participant’s termination of Service shall expire upon such termination, and any vested Options shall remain outstanding and exercisable until the earlier of 3 months following such termination and the expiration of the Option’s term. Notwithstanding the foregoing, in the event of a Participant’s termination for Cause, effective as of the date notice of such termination is given by the Committee to the Participant, all of the Participant’s vested and unvested Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.
(g) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair his rights or increase his obligations under such Option. Without the approval of the Company’s stockholders, Options may not be repriced, directly or indirectly, whether within the meaning of applicable rules or regulations of the Nasdaq Global Market (or such other stock exchange as may be applicable) or through the cashout of underwater Options.
SECTION 8. PAYMENT FOR OPTION SHARES.
(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America, as permitted under this Section. Payment may be made by any combination of the methods described in this Section.
(b) Cash. Payment may be made by cash, check, wire transfer or similar means, subject to the requirements of applicable law.
(c) Surrender of Stock. Payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have been owned by the Participant or his representative for such period of time required to avoid the Company’s recognition of additional compensation expense with respect to the Option for financial reporting purposes as a result of the surrender or attestation of such previously owned shares. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(d) Cashless Exercise. To the extent permitted by applicable law, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and applicable tax withholding.
(e) Other Forms of Payment. To the extent that a Stock Option Award so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

Notwithstanding anything to the contrary in this Section or in any agreement under the Plan, the Committee may disallow the use of any type of payment that the Committee determines, in its sole discretion, would result in adverse accounting or legal consequences to the Company or Affiliate.
SECTION 9. STOCK APPRECIATION RIGHTS.
(a) SAR Award. Each grant of a SAR under the Plan shall be evidenced by a SAR Award between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified. The provisions of the various SAR Awards entered into under the Plan need not be identical. A SAR Award may not provide that a new SAR will be granted automatically to the holder thereof when he or she exercises a prior SAR.
(b) Number of Shares. Each SAR Award shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan.
(c) Exercise Price. Each SAR Award shall specify the Exercise Price, which may not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. A SAR Award may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.
(d) Exercisability and Term. Unless the SAR Award provides otherwise, each SAR shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such SAR on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. The term of the SAR shall be ten (10) years from the date of grant unless the SAR Award provides for a shorter term. A SAR Award may provide for accelerated exercisability in the event of a corporate transaction or otherwise as specified by the Committee. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Corporate transaction.
(e) Exercise of SARs. The SAR Award may provide that, upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash. Unless otherwise provided in the SAR Award, upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive Shares from the Company. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Unless the SAR Award provides otherwise, SARs which are unvested at the time of a Participant’s termination of Service shall expire upon such termination, and any vested SARs which have not been exercised shall remain outstanding and exercisable until the earlier of 3 months following such termination and the expiration of the SAR’s term. Notwithstanding the foregoing, in the event of a Participant’s termination for Cause, effective as of the date notice of such termination is given by the Committee to the Participant, all of the Participant’s vested and unvested SARs shall automatically terminate and lapse, unless the Committee shall determine otherwise.
(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Participant, impair his rights or increase his obligations under such SAR. Without the approval of the Company’s stockholders, SARs may not be repriced, directly or indirectly, whether within the meaning of applicable rules or regulations of the Nasdaq Global Market (or such other stock exchange as may be applicable) , or through the cashout of underwater SARs.
SECTION 10. STOCK UNITS.
(a) Stock Unit Award. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified. The provisions of the various Stock Unit Awards entered into under the Plan need not be identical.
(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c) Vesting Conditions. Each Award of Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award. Unless the Stock Unit Award provides otherwise, each grant of Stock Units shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. A Stock Unit Award may provide for accelerated vesting in the event of a corporate transaction or otherwise as specified by the Committee. To the extent that an Award of Stock Units has not vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.
(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution shall occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with such rules as may be established by the Committee and applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the adjustment provisions of the Plan. Notwithstanding anything to the contrary in any Award agreement or the Plan, any Stock Units that, by their terms, are settled on the applicable vesting date(s) shall be settled no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year containing the applicable vesting date (or, if later, the fifteenth (15th) day of the third (3rd) month following the end of the Company’s taxable year). In addition, notwithstanding anything to the contrary in any Award agreement or the Plan, references to “termination of the Participant’s Service,” “Termination Date” and similar references for Stock Units that are subject to Code Section 409A shall mean the date of the Participant’s “separation from service” within the meaning of Code Section 409A and such Stock Units shall be settled no later than the time permitted by Treasury Regulation Section 1.409A-3(d).
(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award.
(h) Assignment or Transfer of Stock Units. Except as provided herein, or in a Stock Unit Award, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Subsection shall be void. However, this Subsection shall not preclude a Participant from designating a beneficiary who will receive any outstanding Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of Stock Units by will or by the laws of descent and distribution.
SECTION 11. NO RIGHTS AS A STOCKHOLDER
A Participant shall have no rights as a stockholder with respect to any Award until the date of the issuance of a stock certificate for any Shares covered by such award. No adjustments shall be made, except as provided in the adjustment provisions of the Plan.
SECTION 12. PERFORMANCE CONDITIONS.
(a) Awards may, but need not, be made subject to a Performance Condition utilizing any Performance Goal in addition to any vesting requirements imposed upon such grant. The determination as to whether any such grant is subject to a Performance Condition shall be made on or prior to the date of grant.
(b) Except in the case of Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), if an Award is made subject to a Performance Condition, the Committee shall be required to establish the Performance

Period and Target Performance Goal for such award no later than the time permitted by Section 162(m) of the Internal Revenue Code.
(c) If all or a portion of an Award made subject to a Performance Condition shall vest prior to the Certification Date by reason of death, Total and Permanent Disability or, if applicable, a corporate transaction, then the Performance Condition shall be cancelled and none of such Award shall be subject to reduction or forfeiture as provided by the Performance Condition. Such Award shall be treated in accordance with the terms of this plan relating to vested shares.
(d) If all or a portion of an Award made subject to a Performance Condition shall vest prior to the Certification Date for any reason other than death, Total and Permanent Disability or a corporate transaction, no portion of the Award shall be released to or exercised by the Participant until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.
(e) Once established, a Performance Condition for an Executive Officer may not be waived or cancelled by the Committee.
SECTION 13. TERMINATION OF SERVICE; LEAVES OF ABSENCE.
Subject to the last sentence of this Section, a Participant’s Service shall terminate when such person ceases to be an Eligible Participant as determined in the sole discretion of the Committee. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence as outlined in the Company’s Guidelines for Equity Plans. Notwithstanding the foregoing, an Outside Director’s Service shall terminate when he or she is neither a member of the Board of Directors or a consultant to the Company.
SECTION 14. ADJUSTMENT OF SHARES.
(a) Adjustments. In the event of a subdivision of the outstanding Stock, or stock split or reverse stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, a spin-off, exchange of shares or a similar occurrence (as determined by the Committee in its sole discretion), the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:
(i) The number of Shares, Options, SARs, Restricted Shares and Stock Units available for future Awards under the Plan;
(ii) The per person per fiscal year limitations on Awards under the Plan and the maximum aggregate number of ISOs that may be awarded under the Plan;
(iii) The number of Shares covered by each outstanding Award;
(iv) The Exercise Price under each outstanding Option and SAR; or
(v) The number of Stock Units included in any prior Award which has not yet been settled.
Except as provided in this Section, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.
(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
(c) Corporate Transactions. In the event that the Company is a party to a merger or other reorganization, sale of all or substantially all of the assets of the Company or the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, outstanding Awards shall be subject to the corporate transaction agreement. Such agreement may provide for:
(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.
(d) Reservation of Rights. Except as provided in this Section, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 15. AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under the Plan.
SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.
No Option may be exercised and no Stock may be issued pursuant to an Option or transferred pursuant to a Restricted Share award unless the Committee shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Committee may require that the Participant deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder. In no event shall the Company deliver, or be deemed obligated to deliver, cash in lieu of any Share by reason of any failure to satisfy the foregoing provisions.
So long as any restrictions or obligations imposed pursuant to this Plan shall apply to a share, each certificate evidencing such share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not vested or with respect to which minimum withholding taxes have not been paid will be held in custody by the Company or such bank or other institution designated by the Committee.
SECTION 17. WITHHOLDING TAXES.
(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. In the event that such withholding taxes are not paid on a timely basis, as determined by the Company in its sole discretion, to the extent permitted by law the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares or cash (if applicable) deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant. If withholding taxes are paid by reduction of the number of Shares deliverable to the Participant, such shares shall be valued at the Fair Market Value as of the date of exercise.
(b) Share Withholding. Unless otherwise provided by the Committee, a Participant may satisfy all or part of his or her minimum withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Subject to applicable law and accounting considerations, such Shares shall be valued at their Fair Market Value on the date when the amount of tax to be withheld is to be determined. A Participant may elect to surrender, or attest to the ownership of, previously acquired Shares in excess of the amount required to satisfy all or a part of his or her minimum withholding or income tax obligations provided that such Shares have been held by the Participant for such period of time required to avoid the Company’s recognition of additional compensation expense for financial reporting purposes as a result of the surrender or attestation of such previously owned shares.

SECTION 18. NO EMPLOYMENT OR REELECTION RIGHTS.
No provision of the Plan, nor any right or Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Eligible Participant. The Company and its Subsidiaries and Affiliates reserve the right to terminate any person’s Service at any time and for any reason, with or without notice. No provision of the Plan nor any right or Award granted under the Plan shall be construed to create any obligation on the part of the Board of Directors to nominate any Outside Director for reelection by the Company’s stockholders, or confer upon any Outside Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.
SECTION 19. DURATION AND AMENDMENTS.
(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on the meeting of the stockholders of the Company in 2022, unless re-adopted or extended by the Company’s stockholders prior to or on such date and may be terminated on any earlier date by the Board of Directors or the Compensation Committee, as described in the next Subsection.
(b) Right to Amend or Terminate the Plan. The Compensation Committee may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment or termination of the Plan shall not be materially impaired by such amendment or termination, except with consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by applicable laws, regulations or rules, including, but not limited to, any applicable rules or regulations of the Nasdaq Global Market. In addition, no material amendment may be made to the plan without the approval of the Company’s stockholders.
(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Awards previously granted under the Plan.
SECTION 20. PLAN EFFECTIVENESS.
This Plan shall become effective upon its approval by the Company’s stockholders. Upon its effectiveness, the Plan shall supersede the prior plan such that no further awards shall be made under the prior plan. This Plan shall not, in any way, affect awards under the prior plan that is outstanding as of the date this Plan becomes effective. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan.

SECTION 21. GOVERNING LAW
The Plan shall be governed by the substantive laws (excluding the conflict of law rules) of the State of Delaware.

2017 Annual Meeting Proxy Card

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

A. Proposals

The Board of Directors recommends a vote FOR the election of the Class II director nominees listed below.

(1) Election of the following nominees as Class II directors:	FOR	AGAINST	ABSTAIN
01 – Raymond A. Link	☐	☐	☐
02 – Michael D. Slessor	☐	☐	☐
03 – Thomas St. Dennis	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 4, and 5, EVERY 1 YEAR for Proposal 3.

(2) Advisory approval of FormFactor's executive compensation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ EVERY 1 YEAR ☐ EVERY 2 YEARS
☐ EVERY 3 YEARS ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan on attending the meeting ☐

CONTROL NUMBER

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B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy): ________ / ________ / ____________

____
Signature 1

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Signature 2

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ PLEASE DETACH PROXY CARD HERE ▲

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/FORM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

CONTROL NUMBER

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